Exhibit 10.2
FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 23, 2026, is entered into among STONEX GROUP INC. (f/k/a INTL FCSTONE INC.), a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”), the Swing Line Lender and the L/C Issuer. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and the L/C Issuer, are parties to that certain Amended and Restated Credit Agreement, dated as of June 3, 2025 (as amended or modified from time to time prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth herein pursuant to Sections 2.01(b) and 11.01 of the Existing Credit Agreement, and in connection therewith the Borrower intends to (i) extend the Revolving Maturity Date (as defined in the Existing Credit Agreement) applicable to the Revolving Commitments (and any Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the First Amendment Effective Date (as defined herein), the “Existing Revolving Commitments”, and the Revolving Loans thereunder, the “Existing Revolving Loans”) to June 3, 2029, which reflects a one-year extension from the June 3, 2028 maturity date set forth in the Existing Credit Agreement (the “Maturity Extension”), (ii) increase the Aggregate Revolving Commitments (immediately after giving effect to the Maturity Extension) by an aggregate principal amount of $200,000,000 (the “Additional Commitments”), which shall constitute an increase of (and the same Class as) the Existing Revolving Commitments, as extended by the Maturity Extension and (iii) make certain other amendments as set forth in Annex A hereto (the preceding clauses (i) through (iii), together with the entry into this Amendment, the “Transactions”);
WHEREAS, Section 2.01(b) of the Existing Credit Agreement permits the Borrower, the Administrative Agent and the applicable lenders providing an Incremental Facility to enter into Incremental Facility Amendment Documents to provide for the amendment of the Existing Credit Agreement in order to provide for such Incremental Facility;
WHEREAS, the (i) Lenders party hereto (constituting (x) all Lenders under the Existing Credit Agreement on the date hereof immediately prior to giving effect to this Amendment (such Lenders, the “Existing Lenders”) and (y) each Additional Commitment Lender (as defined below)), the L/C Issuer and the Swing Line Lender has agreed to amend the Existing Credit Agreement as provided in this Amendment and (ii) each financial institution party hereto as a “Lender” with an “Additional Commitment” as set forth on Annex B hereto (each, an “Additional Commitment Lender”) have agreed (x) to provide Additional Commitments on the First Amendment Effective Date in the amount set forth oppositive such Additional Commitment Lender’s name on Annex B hereto under the heading “Additional Commitment” and (y) to become a Lender party hereto for all purposes of the Credit Agreement to the extent such Additional Commitment Lender is not an Existing Lender (each such Lender, a “New Lender”); and
WHEREAS, each of BofA Securities, Inc., BMO Capital Markets Corp., Capital One, National Association, Barclays Bank PLC, KeyBanc Capital Markets, Inc., Regions Capital Markets, a division of
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Regions Bank, BankUnited, N.A., Canadian Imperial Bank of Commerce, New York Branch, CIBC World Markets Corp. and Citizens Bank, N.A. are acting as joint lead arrangers and joint bookrunners for this Amendment and the Additional Commitments (the “First Amendment Lead Arrangers”).
NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Amendments to Existing Credit Agreement. Effective as of the First Amendment Effective Date immediately after satisfaction of the conditions to effectiveness set forth in Section 3 below:
(a)the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto; and
(b)Schedule 2.01 of the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Annex B attached hereto.
SECTION 2.Additional Commitments.
(a)Pursuant to Section 2.01(b) of the Existing Credit Agreement and on the terms and subject to the conditions set forth herein and in reliance upon the representations and warranties set forth herein, each of the Additional Commitment Lenders agrees, severally but not jointly, to provide, on the First Amendment Effective Date immediately after giving effect to the Maturity Extension, its respective portion of the Additional Commitments (as set forth on Annex B hereto under the heading “Additional Commitment”) to the Borrower, in an aggregate principal amount not to exceed $200,000,000, such that after giving effect to such Additional Commitments the aggregate principal amount of Revolving Commitments outstanding under the Credit Agreement, after giving effect to this Amendment, shall be $850,000,000. Such Additional Commitments shall (i) constitute an increase to the Aggregate Revolving Commitments under the Existing Credit Agreement (after giving effect to the Maturity Extension), and (ii) will have the same terms, and be treated as the same Class, as the existing Revolving Commitments immediately after giving effect to the Maturity Extension, and the Revolving Loans under the Additional Commitments shall have the same terms, and be treated as the same Class, as the existing Revolving Loans immediately after giving effect to the Maturity Extension (including for purposes of mandatory prepayments and voluntary prepayments). On and after the First Amendment Effective Date, each reference in the Credit Agreement to (i) “Commitments” and “Revolving Commitments” shall be deemed to include a reference to the Additional Commitments contemplated hereby and (ii) “Loans” and “Revolving Loans” shall be deemed to include a reference to the Revolving Loans under the Additional Commitments.
(b)Each of the New Lenders (i) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by
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the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender of Revolving Commitments.
(c)Each New Lender acknowledges and agrees that, upon its execution of this Amendment, it shall become a “Lender” and a “Revolving Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
(d)This Amendment shall be deemed (i) to satisfy the notice requirement set forth under Section 2.01(b) of the Existing Credit Agreement and (ii) to constitute a “Incremental Facility Amendment Document” for purposes of the Existing Credit Agreement.
(e)For the avoidance of doubt, it is understood that the Commitment Fees (as defined in Section 2.09(a) of the Credit Agreement) with respect to the Additional Commitments of the Additional Commitment Lenders shall accrue from and including the First Amendment Effective Date.
(f)Upon giving effect to the Additional Commitments, the outstanding Revolving Commitments and Revolving Loans shall be reallocated among the Revolving Lenders (including the Existing Lenders, New Lenders and Additional Commitment Lenders) in accordance with their respective Applicable Revolving Percentage (calculated after giving effect to the Additional Commitments). Each Additional Commitment Lender hereby agrees that its respective purchase price for the portion of the outstanding Revolving Commitments and Revolving Loans purchased in connection with such reallocation shall equal the respective dollar amount necessary so that, from and after such payments, the outstanding Revolving Commitments and Revolving Loans of such Additional Commitment Lender shall equal the Applicable Revolving Percentage (calculated immediately after giving effect to this Amendment) of the outstanding Revolving Commitments and Revolving Loans of such Additional Commitment Lender. Each Additional Commitment Lender shall pay such amount on the date hereof by wire transfer of immediately available funds to the Administrative Agent, for the account of the applicable other Revolving Lenders.
SECTION 3.Conditions. This Amendment shall become effective at the time (the “First Amendment Effective Date”) upon which each of the conditions set forth in the following clauses are satisfied (or waived by the Lenders):
(a)The Administrative Agent shall have received duly executed signature pages of this Amendment executed by each Loan Party, the Administrative Agent, each Existing Lender, each Additional Commitment Lender, the L/C Issuer and the Swing Line Lender.
(b)The Administrative Agent shall have received a customary opinion from Shutts & Bowen LLP, as counsel for the Loan Parties (x) addressed to the Administrative Agent, the L/C Issuer, the Swing Line Lender and each other Lender, (y) dated as of the First Amendment Effective Date, and (z) in form and substance reasonably satisfactory to the Administrative Agent.
(c)The Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:
(1)copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction
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of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the First Amendment Effective Date;
(2)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other related Loan Documents to which such Loan Party is a party; and
(3)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(d)The Administrative Agent shall have received certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, each of a recent date listing all effective financing statements, lien notices or comparable documents in such jurisdictions reasonably requested by the Administrative Agent.
(e)The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying as to the representations and warranties of each Loan Party contained in Section 6 below being true and correct in all material respects on and as of the First Amendment Effective Date after giving effect to this Amendment and the Transactions contemplated hereby.
(f)No Default shall exist immediately prior to, or would result from, the effectiveness of this Amendment and the Transactions contemplated hereby.
(g)The Administrative Agent shall have received a certificate signed by the chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to this Amendment and the related transactions, are Solvent.
(h)(i) upon the request of any Lender made at least ten (10) Business Days prior to the First Amendment Effective Date, the Borrower shall have provided to such Lender (and such Lender shall be reasonably satisfied with) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three (3) Business Days prior to the First Amendment Effective Date, and (ii) at least three (3) Business Days prior to the First Amendment Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver, to each Lender that so requests, a Beneficial Ownership Certification.
(i)The Administrative Agent, the Lenders and the First Amendment Lead Arrangers shall have received all fees and expenses required to be paid under separate documentation entered into on or prior to the date hereof in connection with this Amendment and all reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket fees and expenses of Cahill Gordon & Reindel LLP, as counsel to the Administrative Agent and the First Amendment Lead Arrangers) to the extent invoiced at least one Business Day prior to the First Amendment Effective Date, in each case, due and payable by the Borrower pursuant to Section 11.04 of the Existing Credit Agreement on or prior to the First Amendment Effective Date.
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(j)For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date of this Amendment specifying its objection thereto.
SECTION 4.Ratification of Loan Documents; References to the Credit Agreement; No Novation; No Impairment; Collateral Documents.
(a)Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.
(b)Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Existing Credit Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document.
(c)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Lender, the L/C Issuer or the Swing Line Lender under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to any further consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.
(d)Each Loan Party (i) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever as a result of execution and delivery of this Amendment, (ii) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Obligations, and (iii) acknowledges that all Liens granted pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Obligations.
SECTION 5.Authority/Enforceability. Each Loan Party represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution and delivery of this Amendment and the performance of its obligations under this Amendment and the Credit Agreement.
(b)This Amendment has been duly executed and delivered by such Loan Party. Each of this Amendment and the Credit Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
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(c)No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution and delivery by such Loan Party of this Amendment, or the performance by such Loan Party of its obligations under this Amendment or the Credit Agreement.
(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.
SECTION 6.Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that, after giving effect to this Amendment and the transactions contemplated hereby, (a) the representations and warranties contained in Article VI of the Credit Agreement, this Amendment or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.
SECTION 7.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or e-mail transmission (e.g., “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Subject to Section 11.17 of the Existing Credit Agreement, this Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures, including facsimile and .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.
SECTION 8.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 9.Incorporation by Reference. Section 11.14 (other than clause (a)) and Section 11.15 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 10.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 11.Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
SECTION 12.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a
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provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWER:            STONEX GROUP INC., (f/k/a INTL FCSTONE INC.),
a Delaware corporation
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer
By:    /s/ Kevin Murphy
Name:    Kevin Murphy
Title:    Group Treasurer
GUARANTORS:        STONEX PAYMENTS INC. (f/k/a STONEX BULLION INC., f/k/a
INTL FCSTONE ASSETS, INC.),
a Florida corporation
By:    /s/ Philip Smith
Name:    Philip Smith
Title:    Chief Executive Officer
STONEX COMMODITY SOLUTIONS LLC (f/k/a FCSTONE MERCHANT SERVICES, LLC),
a Delaware limited liability company
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Treasurer
FCSTONE GROUP, INC.,
a Delaware corporation
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer
STONEX TECHNOLOGY SERVICES LLC (f/k/a INTL TECHNOLOGY SERVICES, LLC),
a Delaware limited liability company
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer

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STONEX (NETHERLANDS) B.V. (f/k/a INTL FCSTONE (NETHERLANDS) BV),
a private company with limited liability incorporated under the laws of the Netherlands
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Director
GAIN CAPITAL HOLDINGS, INC.,
a Delaware corporation
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer
GAIN HOLDINGS, LLC,
a Delaware limited liability company
By:    /s/ Stuart Davison
Name:    Stuart Davison
Title:    Manager
GLOBAL FUTURES & FOREX, LTD.,
a Michigan corporation
By:    /s/ Alexander Bobinski
Name:    Alexander Bobinski
Title:    Manager
GCAM, LLC,
a Delaware limited liability company
By:    /s/ Stuart Davison
Name:    Stuart Davison
Title:    Manager
            GAIN CAPITAL HOLDINGS INTERNATIONAL, LLC,
a Delaware limited liability company
By:    /s/ Stuart Davison
Name:    Stuart Davison
Title:    Manager

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Exhibit 10.2

STONEX PAYMENT SERVICES LTD,
a Washington profit corporation
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer
R.J. O’Brien Financial, L.L.C.,
an Illinois limited liability company

By:/s/ James Gabriele
Name: James Gabriele
Title: Manager

RJO Technology, LLC,
a Delaware limited liability company

By: /s/ Gerald F. Corcoran
Name: Gerald F. Corcoran
Title: Director

JVMC Holdings Corp.,
a Delaware corporation

By: /s/ Gerald F. Corcoran
Name: Gerald F. Corcoran
Title: Director

RTS Investor Corp.,
a Delaware corporation

By: /s/ Gerald F. Corcoran
Name: Gerald F. Corcoran
Title: Director

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Exhibit 10.2

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
as the Administrative Agent
By: /s/ Jessica Hunnicutt
Name:    Jessica Hunnicutt
Title:    AVP

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LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, the L/C Issuer and the Swing Line Lender
By: /s/ Maryanne Fitzmaurice
Name:    Maryanne Fitzmaurice
Title:    Director

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Exhibit 10.2
Bank of Montreal, Chicago Branch
as a Lender
By: /s/ Matthew Witt
Name:    Matthew Witt
Title:    Director

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lender
By: /s/ Kelly Fournier
Name:    Kelly Fournier
Title:    Duly Authorized Signatory

BARCLAYS BANK PLC,
as a Lender
By: /s/ Edward Pan
Name:    Edward Pan
Title:    Director

KEYBANK N.A.,
as a Lender
By: /s/ Andrew Lepley
Name:    Andrew Lepley
Title:    Vice President

REGIONS BANK,
as a Lender
By: /s/ Taylor Poole
Name:    Taylor Poole
Title:    Director

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Exhibit 10.2

BankUnited, N.A.,
as a Lender
By: /s/ Douglas Moore
Name:    Douglas Moore
Title:    Senior Vice President

CIBC Bank USA,
as a Lender
By: /s/ Morgan Donovan
Name:    Morgan Donovan
Title:    Managing Director

CITIZENS BANK, N.A.,
as a Lender
By: /s/ Reese Henson
Name: Reese Henson
Title:    Director

BOKF, NA DBA BOK FINANCIAL,
as a Lender
By: /s/ Sara E. Lancaster
Name:    Sara E. Lancaster
Title:    Senior Vice President

U.S. Bank National Association,
as a Lender
By: /s/ Chris Doering
Name:    Chris Doering
Title:    Senior Vice President

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Exhibit 10.2
Arvest Bank,
as a Lender
By: /s/ Kevin J. Rooney
Name:    Kevin J. Rooney
Title:    Senior Vice President

Old National Bank,
as a Lender
By: /s/ Jack Arends
Name:    Jack Arends
Title:    Vice President

THE HUNTINGTON NATIONAL BANK,
as a Lender
By: /s/ Martin H. McGinty
Name:    Martin H. McGinty
Title:    Director

Webster Bank, NA,
as a Lender
By: /s/ Michael Ohneck
Name:    Michael Ohneck
Title:    Managing Director

Bank of Hope,
as a Lender
By: /s/ Brandon Lee
Name:    Brandon Lee
Title:    Senior Vice President

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Exhibit 10.2
EAGLEBANK,
as a Lender
By: /s/ Ian P. Joseph
Name:    Ian P. Joseph
Title:    Senior Vice President

M&T Bank,
as a Lender
By: /s/ Isaac Bailey
Name:    Isaac Bailey
Title:    Vice President

Northbrook Bank & Trust Company, N.A.,
as a Lender
By: /s/ Connor Huxtable
Name:    Connor Huxtable
Title:    Vice President

Peapack Private Bank & Trust,
as a Lender
By: /s/ Frank H. D'Alto
Name:    Frank H. D'Alto
Title:    Senior Managing Director

PINNACLE BANK, a Tennessee bank, d/b/a Synovus Bank, as successor by merger with Synovus Bank, as a Lender
By: /s/ Hoyt Elliot
Name:    Hoyt Elliot
Title:    Senior Vice President

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Exhibit 10.2
TriState Capital Bank,
as a Lender
By: /s/ Ellen Frank
Name:    Ellen Frank
Title:    Senior Vice President

HSBC BANK USA, N.A.,
as a Lender
By: /s/ George A Covo
Name:    George A Covo
Title:    Director

JPMorgan Chase Bank, N.A.,
as a Lender
By: /s/ Andrew Kristiansen
Name:    Andrew Kristiansen
Title:    Executive Director
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Annex A to First Amendment
Published CUSIP Numbers:
Revolver: 44984UAF8
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 3, 2025
as amended by the First Amendment, dated as of June 23, 2026 among
STONEX GROUP INC. (f/k/a INTL FCSTONE INC.),
as the Borrower,
BANK OF AMERICA, N.A.,
as the Administrative Agent, the Swing Line Lender and the L/C Issuer,
and
THE OTHER LENDERS PARTY HERETO
Arranged By:
BOFA SECURITIES, INC.
BMO CAPITAL MARKETS CORP.,
CAPITAL ONE, NATIONAL ASSOCIATION,
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
CIBC WORLD MARKETS CORP.,
BARCLAYS BANK PLC,
CITIZENS BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION
and
THE HUNTINGTON NATIONAL BANK,
as Joint Lead Arrangers and Joint Bookrunners

Exhibit 10.2
TABLE OF CONTENTS
1.01    Defined Terms.    1
1.02    Other Interpretive Provisions.    46
1.03    Accounting Terms.    47
1.04    Rounding.    49
1.05    Times of Day; Rates.    49
1.06    Letter of Credit Amounts.    49
1.07    Stacking; Reclassification.    50
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS    51
2.01    Loans.    51
2.02    Borrowings, Conversions and Continuations of Loans.    56
2.03    Letters of Credit.    57
2.04    Swing Line Loans.    66
2.05    Prepayments.    68
2.06    Termination or Reduction of Commitments.    70
2.07    Repayment of Loans.    70
2.08    Interest.    71
2.09    Fees.    71
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.    72
2.11    Evidence of Debt.    73
2.12    Payments Generally; Administrative Agent’s Clawback.    73
2.13    Sharing of Payments by Lenders.    75
2.14    Cash Collateral.    76
2.15    Defaulting Lenders.    77
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    79
3.01    Taxes.    79
3.02    Illegality.    83
3.03    Inability to Determine Rates.    84
3.04    Increased Costs.    86
3.05    Compensation for Losses.    87
3.06    Mitigation Obligations; Replacement of Lenders.    87
3.07    [Reserved].    88
3.08    Survival.    88
ARTICLE IV. [RESERVED]    88
ARTICLE V. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    88
5.01    [Reserved].    88
5.02    Conditions to all Credit Extensions.    88
ARTICLE VI. REPRESENTATIONS AND WARRANTIES    89
6.01    Existence, Qualification and Power.    89
6.02    Authorization; No Contravention.    89
6.03    Governmental Authorization; Other Consents.    89
6.04    Binding Effect.    90
i

Exhibit 10.2
6.05    Financial Statements; No Material Adverse Effect.    90
6.06    Litigation.    90
6.07    No Default.    91
6.08    Ownership of Property.    91
6.09    Environmental Compliance.    91
6.10    Insurance.    91
6.11    Taxes.    92
6.12    ERISA Compliance.    92
6.13    Subsidiaries.    93
6.14    Margin Regulations; Investment Company Act.    93
6.15    Disclosure.    93
6.16    Compliance with Laws.    94
6.17    Intellectual Property; Licenses, Etc.    94
6.18    Solvency.    94
6.19    Perfection of Security Interests in the Collateral.    94
6.20    Business Locations; Taxpayer Identification Number.    94
6.21    Labor Matters.    95
6.22    OFAC; Anti-Corruption.    95
6.23    Affected Financial Institution.    95
6.24    Covered Entities.    95
6.25    Outbound Investment Regulations.    95
ARTICLE VII. AFFIRMATIVE COVENANTS    96
7.01    Financial Statements.    96
7.02    Certificates; Other Information.    97
7.03    Notices.    99
7.04    Payment of Taxes.    99
7.05    Preservation of Existence, Etc.    99
7.06    Maintenance of Properties.    99
7.07    Maintenance of Insurance.    100
7.08    Compliance with Laws.    100
7.09    Books and Records.    100
7.10    Inspection Rights.    100
7.11    Use of Proceeds.    101
7.12    ERISA Compliance.    101
7.13    Additional Subsidiaries; Guarantee of Second Lien Debt; Clover Permanent Financing Debt.    101
7.14    Pledged Assets.    102
7.15    Anti-Corruption; Sanctions.    102
7.16    Outbound Investment Rules.    102
ARTICLE VIII. NEGATIVE COVENANTS    103
8.01    Liens.    103
8.02    Investments.    106
8.03    Indebtedness.    108
8.04    Fundamental Changes.    110
8.05    Dispositions.    111
8.06    Restricted Payments.    112
8.07    Change in Nature of Business.    113

Exhibit 10.2
8.08    Transactions with Affiliates and Insiders.    113
8.09    Burdensome Agreements.    115
8.10    Use of Proceeds.    116
8.11    Financial Covenants.    116
8.12    Prepayment of Other Indebtedness, Etc.    116
8.13    Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.    117
8.14    Sale Leasebacks.    117
8.15    Capital Expenditures.    117
8.16    Sanctions.    118
8.17    Anti-Corruption.    118
ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES    118
9.01    Events of Default.    118
9.02    Remedies Upon Event of Default.    120
9.03    Application of Funds.    121
ARTICLE X. ADMINISTRATIVE AGENT    122
10.01    Appointment and Authority.    122
10.02    Rights as a Lender.    123
10.03    Exculpatory Provisions.    123
10.04    Reliance by Administrative Agent.    124
10.05    Delegation of Duties.    125
10.06    Resignation of Administrative Agent.    125
10.07    Non-Reliance on Administrative Agent, Lead Arrangers and Other Lenders.    126
10.08    No Other Duties; Etc.    127
10.09    Administrative Agent May File Proofs of Claim; Credit Bidding.    127
10.10    Collateral and Guaranty Matters.    128
10.11    Secured Cash Management Agreements and Secured Hedge Agreements.    129
10.12    ERISA Matters.    130
10.13    Recovery of Erroneous Payments.    131
ARTICLE XI. MISCELLANEOUS    131
11.01    Amendments, Etc.    131
11.02    Notices; Effectiveness; Electronic Communications.    133
11.03    No Waiver; Cumulative Remedies; Enforcement.    135
11.04    Expenses; Indemnity; and Damage Waiver.    136
11.05    Payments Set Aside.    138
11.06    Successors and Assigns.    138
11.07    Treatment of Certain Information; Confidentiality.    144
11.08    Set-off.    145
11.09    Interest Rate Limitation.    146
11.10    Integration; Effectiveness.    146
11.11    Survival of Representations and Warranties.    146
11.12    Severability.    146
11.13    Replacement of Lenders.    147
11.14    Governing Law; Jurisdiction; Etc.    148

Exhibit 10.2
11.15    Waiver of Right to Trial by Jury.    149
11.16    No Advisory or Fiduciary Responsibility.    149
11.17    Electronic Execution; Electronic Records; Counterparts.    149
11.18    USA PATRIOT Act Notice.    150
11.19    Release.    151
11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.    151
11.21    Acknowledgement Regarding Any Supported QFCs.    152

Exhibit 10.2
SCHEDULES
1.01(a)    Existing Letters of Credit
1.01(b)    Disqualified Institutions
2.01    Commitments and Applicable Percentages; L/C Commitments; Swing Line Commitment
6.10    Insurance
6.13    Subsidiaries
6.17    IP Rights
6.20(a)    Location of Chief Executive Office, Taxpayer Identification Number, Etc.
6.20(b)    Changes in Legal Name, State of Formation and Structure
6.20(c)    Deposit and Investment Accounts
8.01    Liens Existing on the Restatement Effective Date
8.02    Investments Existing on the Restatement Effective Date
8.03    Indebtedness Existing on the Restatement Effective Date
11.02    Certain Addresses for Notices
EXHIBITS
1.01    Form of Secured Party Designation Notice
2.02    Form of Loan Notice
2.04    Form of Swing Line Loan Notice
2.05    Form of Notice of Loan Prepayment
2.11(a)    Form of Note
3.01    Forms of U.S. Tax Compliance Certificates
7.02    Form of Compliance Certificate
7.13    Form of Joinder Agreement
11.06(b)    Form of Assignment and Assumption
11.06(b)(iv)    Form of Administrative Questionnaire

v

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 3, 2025 (as amended by the First Amendment, dated as of June 23, 2026) is entered into by and among STONEX GROUP INC. (f/k/a INTL FCSTONE INC.), a Delaware corporation (the “Borrower”), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
The Borrower has requested that (i) the Lenders provide a credit facility for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein and (ii) certain Lenders party to the First Amendment provide additional Revolving Commitments in an aggregate principal amount of $200,000,000 to the Borrower on the First Amendment Effective Date.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I.

DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition”, by any Person, means the acquisition by such Person, whether by purchase, merger, amalgamation or otherwise, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business, unit or division or product line of, another Person or (b) at least a majority of the outstanding Voting Stock of another Person (and, in any event, including any Investment in (x) any Subsidiary which serves to increase the Borrower’s or any Subsidiary’s respective equity ownership in such Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Subsidiary’s ownership interest in such joint venture), in each case whether or not involving a merger or consolidation with such other Person.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit 11.06(b)(iv) or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliate Transaction” has the meaning specified in Section 8.08.
MIADOCS 31718814 3

“Agent Parties” has the meaning specified in Section 11.02(c).
“Aggregate Commitments” means, as of any date of determination, the aggregate Commitments of all of the Lenders as of such date.
“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is $850,000,000.
“Agreement” means this Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Applicable Percentage” means: (a) with respect to the Aggregate Revolving Commitments, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment at such time; provided, that, if the Revolving Commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Aggregate Revolving Commitments shall be determined based on the Applicable Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments; and (b) with respect of an Incremental Term Facility, with respect to any Incremental Term Lender under such Incremental Term Facility at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by (i) at any time during the Availability Period in respect of such Incremental Term Facility, the sum of (A) such Incremental Term Lender’s unused Incremental Term Commitment for such Incremental Term Facility at such time plus (B) the outstanding principal amount of such Incremental Term Lender’s Incremental Term Loans under such Incremental Term Facility at such time (or, if the full amount of such Incremental Term Facility is to be funded on a single date, the Applicable Percentage of each Incremental Term Lender with respect to such Incremental Term Facility pursuant to this clause (b)(i) shall be, at any time prior to the funding of such Incremental Term Facility, such Incremental Term Lender’s Incremental Term Commitment for such Incremental Term Facility at such time), and (ii) at any time thereafter, the outstanding principal amount of such Incremental Term Lender’s Incremental Term Loans advanced in connection with such Incremental Term Facility at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any document executed by such Lender pursuant to Section 2.01(b), as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 2.15(a).
“Applicable Rate” means, (a) with respect to the Incremental Term Loans advanced in connection with any Incremental Term Facility, the percentage(s) per annum set forth in the Incremental Term Facility Agreement entered into in connection with such Incremental Term Facility, and (b) with respect to Revolving Loans, Swing Line Loans, Letter of Credit Fees and the Commitment Fees, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

Pricing Tier	Consolidated Leverage Ratio	Commitment Fees	Letter of Credit Fees		Term SOFR Loans / SOFR Daily Floating Rate Swing Line Loans	Base Rate Loans
			Commercial	Standby
I	> 2.00 to 1.0	0.625%	1.00%	3.00%	3.00%	2.00%

II	< 2.00 to 1.0 but > 1.50 to 1.0	0.550%	1.00%	2.50%	2.50%	1.50%
III	< 1.50 to 1.0	0.475%	1.00%	2.00%	2.00%	1.00%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, that, if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Restatement Effective Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) for the fiscal quarter ending June 30, 2025, shall be determined based upon Pricing Tier III. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Applicable Revolving Percentage” means, with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Aggregate Revolving Commitments at such time.
“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer, and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, each Revolving Lender, and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender, and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), each Revolving Lender.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, with respect to any Person on any date, (a) in respect of any Capital Lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.
“AUD” means Australian Dollars.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended September 30, 2024, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, including the notes thereto.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Restatement Effective Date to the earliest of (a) the Revolving Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the Revolving Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the one month Term SOFR plus 1.00%; subject to the interest rate floors set forth therein; provided, that, if the Base Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of

ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BofA Securities” means BofA Securities, Inc.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 7.02.
“Borrowing” means a Revolving Borrowing, a borrowing of a Swing Line Loan pursuant to Section 2.04, or an Incremental Term Borrowing, as the context may require.
“Board of Directors” means, with respect to any Person:
(1)    in the case of any corporation, the board of directors of such Person;
(2)    in the case of any limited liability company, the managing member(s) or the board of managers, as applicable, of such Person or, if such limited liability company does not have a board of managers, the functional equivalent of the foregoing;
(3)    in the case of any partnership, the board of directors or the board of managers, as applicable, of the general partner of such Person; and
(4)    in any other case, the functional equivalent of the foregoing;
and, in the case of clauses (1) through (4) above, other than for purposes of the definition of “Change of Control,” any duly authorized committee or functional equivalent of any of the foregoing.
    “Broker-Dealer Subsidiaries” means each Subsidiary of the Borrower that is on the Restatement Effective Date or becomes in the future (i) a broker or a dealer pursuant to Section 15 of the Securities Exchange Act of 1934 or (ii) a broker or a dealer or an underwriter under any foreign securities law.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.
    “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Revolving Lenders, as collateral for L/C Obligations or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, as at any date, (a) United States dollars, euros, Canadian dollars, British pounds sterling and such other currencies held by such Person from time to time in the ordinary course of business, (b) readily marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (provided, that, the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof) having maturities of not more than two (2) years from the date of acquisition by such Person, (c) time deposits, certificates of deposit or bankers’ acceptances of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $250,000,000 with maturities of not more than one (1) year from the date of acquisition by such Person, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities or commodities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations, (e) securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, in each case, having a rating of Baa3 or better by Moody’s, BBB- or better by S&P and an equivalent rating by another securities rating agency selected by the Borrower that is nationally recognized in the United States, (f) commercial paper and variable or fixed rate notes issued by any Person meeting the qualifications specified in clause (c) above (or any parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case, maturing not more than one (1) year after the date of acquisition by such Person, (g) investments with average maturities of twelve (12) months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s, (h) investment funds investing their assets primarily in securities of the types described in clauses (a) through (g) above and (i) through (k) below, (i) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000, (j) securities with maturities of one (1) year or less from the date of acquisition to the extent backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (c) above, (k) Indebtedness or preferred stock issued by Persons with a rating of A or better from S&P or A-2 or better from Moody’s with maturities of twelve (12) months of less from the date of acquisition and (l) instruments equivalent to those referred to in clauses (a) through (k) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary of the Borrower organized in such jurisdiction; provided, however, that, for purposes of this clause (l), reference to clause (c) above shall also be deemed to include non-United States banks having capital and surplus aggregating in excess of $100,000,000 (or the United States dollar equivalent at the time of determination).

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Restatement Effective Date, is, as of the Restatement Effective Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Cash Management Agreement or (iii) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Cash Management Agreement.
“Casualty Event” means any loss of title (other than through a consensual disposition of such property in accordance with this Agreement) or any loss of or damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Subsidiaries. “Casualty Event” shall include any taking of all or any part of any Real Property of the Borrower or any of its Subsidiaries in or by condemnation or other eminent domain proceedings pursuant to any Requirements of Law or by reason of the temporary requisition of the use or occupancy of all or any material part of any Real Property of the Borrower or any of its Subsidiaries by any Governmental Authority, or by reason of any settlement in lieu thereof.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“CFTC” means the Commodity Futures Trading Commission, or any Governmental Authority succeeding to any of its principal functions.
“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means:
(a)an event or series of events by which:

(i)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (x) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan or (y) any Permitted Holder) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(ii)during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(b)the occurrence of a “Change of Control” (or any comparable term) pertaining to the Second Lien Notes or any Clover Permanent Financing under, and as defined in, the Second Lien Debt Documents or the definitive documentation for such Clover Permanent Financing.
Notwithstanding the foregoing, (x) any holding company, all or substantially all of the assets of which are comprised of the Borrower and its Subsidiaries or any parent entity of the Borrower shall not itself be considered a “person” or “group” for purposes of this definition and (y) a “person” or “group” shall not be deemed to have “beneficial ownership” of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.
“Class” means (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Incremental Term Loans under an Incremental Term Facility, and (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or an Incremental Term Commitment with respect to an Incremental Term Facility.
“Clover” has the meaning specified in the definition of “Clover Purchase Agreement”.
“Clover Acquisition” has the meaning specified in the definition of “Clover Purchase Agreement”.
“Clover Acquisition Closing Date” has the meaning specified in the definition of “Clover Purchase Agreement ”.

“Clover Financing Intercreditor Agreement” means any customary junior lien intercreditor agreement (in form and substance reasonably satisfactory to the Administrative Agent) which provides, among other things, that the Liens on the Collateral securing the Clover Senior Secured Bridge Facility or any secured Clover Permanent Financing shall rank junior in priority to the Liens on the Collateral securing the Obligations. For the avoidance of doubt, the Clover Financing Intercreditor Agreement may, at the option of the Borrower, take the form of an amendment to, an amendment and restatement of, or a supplement to the Existing Junior Lien Intercreditor Agreement as in effect on the Restatement Effective Date.
“Clover Merger Sub” has the meaning specified in the definition of “Clover Purchase Agreement”.
“Clover Permanent Financing” means any combination of (a) senior secured second lien term loans or unsecured term loans and/or (b) senior secured second lien notes and/or unsecured notes issued pursuant to one or more Rule 144A/Regulation S offerings or other private placement transactions, in each case, incurred or issued, as applicable, by the Borrower or any Subsidiary in lieu of the Clover Senior Secured Bridge Facility to finance the Clover Acquisition or to refinance the Clover Senior Secured Bridge Facility.
“Clover Purchase Agreement” means that certain Agreement and Plan of Merger, dated as of April 13, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Borrower, RTS Merger Sub Inc., a Delaware corporation and Wholly Owned Subsidiary of the Borrower (“Clover Merger Sub”), RTS Investor Corp., a Delaware corporation (“Clover”), and Westmoor Trail Partners LLC, a Delaware limited liability company, pursuant to which the Borrower has agreed, subject to certain conditions, to acquire all of the issued and outstanding shares of Capital Stock of Clover through a merger of Clover Merger Sub with and into Clover whereupon the separate existence of Clover Merger Sub shall cease and Clover will become a direct, Wholly Owned Subsidiary of the Borrower (such transactions, the “Clover Acquisition” and the date on which the Clover Acquisition is consummated, the “Clover Acquisition Closing Date”).
“Clover Revolver Borrowing” has the meaning specified in Section 1.03(e) of this Agreement.
“Clover Senior Secured Bridge Facility” means a senior secured second lien 364-day bridge loan facility in an aggregate principal amount not to exceed $625,000,000 to be incurred by the Borrower in connection with the Clover Acquisition to the extent Clover Permanent Financings resulting in aggregate proceeds of at least $625,000,000 have not been incurred or issued by the Borrower prior to the Clover Acquisition Closing Date.
“Clover Subordinated Debt” means subordinated indebtedness of Clover and its subsidiaries outstanding as of the Clover Acquisition Closing Date, not to exceed $180,000,000.
“Clover Transactions” means (a) the Clover Acquisition, (b) the incurrence of the Clover Senior Secured Bridge Facility, to the extent applicable, (c) the incurrence or issuance, as applicable, of any Clover Permanent Financing, (d) the payment of fees and expenses in connection with the foregoing clauses (a) through (c) (the “Clover Transactions Costs”), and (e) all transactions contemplated by the Clover Purchase Agreement.
“Clover Transactions Costs” has the meaning specified in the definition of “Clover Transactions”.
“CME” means CME Group Benchmark Administration Limited.

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.
“Collateral Documents” means a collective reference to the Security Agreement and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14 or any of the Loan Documents.
“Commitment” means a Revolving Commitment or an Incremental Term Commitment, as the context may require.
“Commitment Fee” has the meaning specified in Section 2.09(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communication” means this Agreement, any other Loan Document and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Term SOFR or SOFR Daily Floating Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “SOFR Daily Floating Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capital Expenditures” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, all capital expenditures but excluding expenditures to the extent made with the proceeds of any Involuntary Disposition used to purchase property that is useful in the business of the Borrower and its Subsidiaries.
“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) the amount of depreciation and amortization expense for such period (including amortization of goodwill and other intangibles), (iv) any net loss from disposed, abandoned or discontinued operations,

(v) other non-recurring, non-cash charges (excluding write-downs of accounts receivable and any other non-cash expense to the extent it represents an accrual of or a reserve for cash expenses in any future period), (vi) non-cash charges or expenses related to stock-based compensation, and (vii) the amount of loss or discount on sales of Securitization Assets and related assets in connection with a Qualified Securitization Transaction, minus (b) the following to the extent added in calculating such Consolidated Net Income: (i) any net gain from disposed, abandoned or discontinued operations, (ii) non-recurring, non-cash income or gains for such period, and (iii) the amount of gains on sales of Securitization Assets and related assets in connection with a Qualified Securitization Transaction.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated EBITDA for the most recent four fiscal quarters ended on or prior to such date minus (ii) Consolidated Capital Expenditures for such period minus (iii) income taxes paid in cash during such period minus (iv) all Fixed Income/Securities Lending Interest Charges during such period to (b) Consolidated Fixed Charges for the most recent four fiscal quarters ended on or prior to such date. This ratio will be calculated excluding amounts attributable to Indebtedness of Escrow Subsidiaries to the extent such Indebtedness is cash collateralized at an amount not less than 100% of the gross proceeds received from the issuance or incurrence of such Indebtedness.
“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) the total of (i) cash portion of Consolidated Interest Charges for such period (including that attributable to capital leases, but excluding that attributable to indebtedness in respect of Qualified Securitization Transactions) minus (ii) all Fixed Income/Securities Lending Interest Charges during such period plus (b) Consolidated Scheduled Funded Debt Payments for such period.
“Consolidated Funded Debt to Net Worth Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Tangible Net Worth as of such date. This ratio will be calculated excluding amounts attributable to Indebtedness of Escrow Subsidiaries to the extent such Indebtedness is cash collateralized at an amount not less than 100% of the gross proceeds received from the issuance or incurrence of such Indebtedness.
“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a consolidated basis, without duplication, the sum of: (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term (including the Credit Extensions and the principal amount of any convertible notes) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties; (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and (ii) contingent earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP); (e) all Attributable Indebtedness; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Latest Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, other than any Permitted Convertible Indebtedness and any Permitted Warrant Transaction, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (f) above of another Person; and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture

(other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or any Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person; provided that, all Indebtedness or other obligations arising under any Permitted Repos shall be excluded from the determination of “Consolidated Funded Indebtedness”.
“Consolidated HoldCo EBITDA” means, for any period, an amount equal to (i) Consolidated EBITDA minus (ii) all Fixed Income/Securities Lending Interest Charges during such period minus (iii) Consolidated Interest Charges for such period solely to the extent attributable to Permitted Facilities.
“Consolidated HoldCo Indebtedness” means, as of any date of determination, all Consolidated Funded Indebtedness except for Consolidated Funded Indebtedness that constitutes (x) Trading Debt or (y) Clover Subordinated Debt.
“Consolidated HoldCo Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated HoldCo Indebtedness of the Borrower outstanding as of such date to (y) Consolidated HoldCo EBITDA for the most recently ended four full fiscal quarters of the Borrower.
“Consolidated HoldCo Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated HoldCo Indebtedness of the Borrower outstanding as of such date that is secured by a Lien on the Collateral as of such date to (y) Consolidated HoldCo EBITDA for the most recently ended four full fiscal quarters of the Borrower.
“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (but excluding interest paid to third party customers with the interest income received from third party customer deposits), plus (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Leases with respect to such period.
“Consolidated Leverage Ratio” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recent four fiscal quarters ended on or prior to such date. This ratio will be calculated excluding amounts attributable to Indebtedness of Escrow Subsidiaries to the extent such Indebtedness is cash collateralized at an amount not less than 100% of the gross proceeds received from the issuance or incurrence of such Indebtedness.
“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income (excluding extraordinary gains and losses) for that period.
“Consolidated Net Unencumbered Liquid Assets” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, (a) the sum of (i) cash and Cash Equivalents (excluding Segregated Funds), (ii) deposits and receivables due from broker-dealers, clearing organizations and counterparties, (iii) income tax receivables, (iv) financial instruments owned (at Fair Market Value), (v) physical commodities inventory (at lower of cost or market value) and (vi) the cumulative after tax marked-to-market adjustment as disclosed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Borrower’s Form 10-Q or 10-K filing with SEC minus (b) the sum of (i) accounts payable and accrued liabilities, (ii) payables due broker dealers, clearing organizations and counterparties, (iii) income tax payable, (iv) financial instruments sold not yet purchased (at Fair Market Value), (v) net level three assets (as defined by FASB Statement 157), (vi) physical commodities in process and (vii) outstanding principal amount of all Indebtedness.
“Consolidated Scheduled Funded Debt Payments” means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness. For purposes of this definition, “scheduled payments of principal” (a) shall be determined after giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness and (c) shall not include any voluntary or mandatory prepayments.
“Consolidated Tangible Net Worth” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, (a) the gross fair market value of total assets less total liabilities as of such date, including, but not limited to, estimated taxes on asset appreciation and any reserves or offsets against assets, paid-in capital or the conversion of any of the Borrower’s convertible debt into Equity Interests (or other securities or property following a merger event or other change of the Equity Interests of the Borrower) (and cash in lieu of fractional Equity Interests) and/or cash (in an amount determined by reference to the price of such Equity Interests or such other securities), but excluding the non-current portion of any liabilities subordinated in payment to the Obligations minus (b) intangible assets (including goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles), and monies due from Affiliates which are not Subsidiaries, officers, directors, employees or managers as of such date. Consolidated Tangible Net Worth shall be calculated excluding the assets and liabilities of Escrow Subsidiaries.
“Consolidated Total Assets” means, as of any date of determination, the total assets of the Borrower and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Borrower and its Subsidiaries is internally available (determined after giving pro forma effect to any acquisitions or dispositions of assets since the date of such fiscal quarter end and on or prior to such date of determination), calculated on a consolidated basis in accordance with GAAP.
“Consolidated Total Stockholders’ Equity” means, as of any date of determination, the total stockholders’ equity of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP as of such date.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 11.21.
“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.
“Credit Party” has the meaning specified in Section 11.17.
    “Customary Bridge Loans” means bridge loans with an initial maturity date no longer than one year; provided, that (a) the Weighted Average Life to Maturity of any loans, notes, securities or other Indebtedness that are converted into or exchanged for or otherwise replace or extend such bridge loans is not shorter than the applicable Weighted Average Life to Maturity requirement and (b) the final maturity date of any loans, notes, securities or other Indebtedness which are converted into or exchanged for or otherwise replace or extend such bridge loans is no earlier than the applicable maturity date requirement.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means: (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, that, with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws; and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.15(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination. For the avoidance of doubt, it is hereby understood and agreed by all parties to this Agreement that the Defaulting Lender provisions in this Agreement shall not apply to any Person in its capacity as a Hedge Bank or affect its status or rights as a secured party in respect of any Secured Hedge Agreement.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any of its Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate of a Responsible Officer of the Borrower, which sets forth the basis of such valuation.
“Disposition” or “Dispose” means (1) the sale, transfer, license, lease, conveyance or other disposition of any property, assets or rights by any Loan Party or any Subsidiary, including any Sale and Leaseback Transaction, any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and (2) the issuance of Equity Interests by any of the Borrower’s Subsidiaries or the sale by the Borrower or any of its Subsidiaries of Equity Interests in any of the Subsidiaries (other than directors’ qualifying shares). For the avoidance of doubt, none of (a) the sale of any Permitted Convertible Indebtedness by the Borrower, (b) the sale of any Permitted Warrant Transaction by the Borrower, (c) the purchase of any Permitted Bond Hedge Transaction nor (d) the performance by Borrower of its obligations under any Permitted Convertible Indebtedness, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction shall constitute a Disposition.
“Disqualified Institution” means, on any date, (a) any competitor of the Borrower and its Subsidiaries identified by legal name on Schedule 1.01(b), and (b) any other Person who is a competitor of the Borrower and its Subsidiaries which has been designated by legal name by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent (including by posting such notice to the Platform) not less than 5 Business Days prior to such date; provided, that, (i) it is understood and agreed that Schedule 1.01(b) shall be updated from time to time by the Borrower to add any Disqualified Institution designated pursuant to the foregoing clause (b), (ii) the Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to post Schedule 1.01(b), and any updates thereto from time to time, on the Platform and to provide Schedule 1.01(b) to each Lender requesting the same, and (iii) “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent. For the avoidance of doubt, with respect to any Person who becomes a Disqualified Institution after the date on which such Person has entered into a binding agreement to purchase or participate all or a portion of the rights and obligations of any Lender, such Person shall not retroactively be disqualified from being or becoming a Lender or a Participant, as applicable.
    “Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable or exercisable, in each case, at the option of the holder of the Capital Stock) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the then-Latest Maturity Date, other than as a result of a change of control or asset sale event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations that are accrued and payable; provided that, if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. Only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock. Notwithstanding the foregoing, the Borrower may designate any series of preferred stock issued by the Borrower as Disqualified Stock in an officer’s certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at the time of the issuance of such preferred stock.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 11.17.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 11.06(g).
“Environmental Laws” means Laws relating to pollution and the protection of the environment or the release of any Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary resulting from (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Issuance” means any issuance by any Loan Party or any Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, (d) any issuance by the Borrower of its Equity Interests as consideration for a Permitted Acquisition, (e) any issuance of debt securities convertible into or exchangeable for Equity Interests and (f) any issuances of Disqualified Stock. The term “Equity Issuance” shall not be deemed to include any Disposition.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Escrow Subsidiaries” means special purpose Subsidiaries formed for the sole purpose of acting as the issuer or borrower under Indebtedness that is issued or incurred pursuant to customary escrow arrangements and which have no assets or operations aside from those associated with such escrow function.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 9.01.
“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property, (b) any IP Rights for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) any personal property (other than personal property described in clause (b) above) for which the creation, attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code, (d) the Equity Interests and/or personal property of any Subsidiary of any Loan Party to the extent such pledge would violate applicable Law, (e) the Equity Interests of any Subsidiary of a Loan Party that is an Omitted Subsidiary or an Excluded Subsidiary other than 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of any Excluded Subsidiary that is a CFC or a FSHCO, (f) the personal property of any Subsidiary that is a Limited Guarantor (other than the Equity Interests of any direct Subsidiary of such Limited Guarantor to the extent such Equity Interests are required to be pledged pursuant to Section 7.14(a)), (g) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (h) [reserved], (i) any assets of any (x) Foreign Subsidiary or (y) Domestic Subsidiary that is a FSHCO, (j) deposit accounts established solely for the purpose of funding payroll, payroll taxes, withholding tax, employee wage and benefit payments and other tax and employee fiduciary accounts, (k) any intent-to-use (or similar) trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, (l) any Securitization Assets and related assets Disposed of in connection with or that constitute collateral for a Qualified Securitization Transaction, (m) the Equity Interests of any Special Purpose Subsidiary, and (n) any asset as to which the Administrative Agent and the Borrower agree in writing that the cost or other consequences of obtaining a security interest therein or perfection thereof are excessive in view of the benefits to be obtained by the holders of the Obligations therefrom.
“Excluded Regulated Subsidiary” means any Subsidiary of the Borrower that is (a) a Broker-Dealer Subsidiary or a Subsidiary of a Broker-Dealer Subsidiary or (b) another Subsidiary of the Borrower that is subject to regulation by any Regulatory Supervising Organization, in each case, in respect of which the guaranteeing by such Subsidiary of the obligations under the Second Lien Indenture could, in the good faith judgment of the Borrower, reasonably be expected to result in adverse regulatory effects to such Subsidiary or impair the conduct of the business of such Subsidiary, provided that any Subsidiary of the Borrower that guarantees the Obligations shall not be deemed to be an Excluded Regulated Subsidiary for purposes of this definition.
“Excluded Subsidiary” any Subsidiary (a) that is identified as of the Restatement Effective Date on Schedule 6.13 as an “Excluded Subsidiary”, (b) that is subject to regulation by a Governmental Authority which prohibits such Subsidiary from being a Guarantor or which imposes a minimum net capital requirement on such Subsidiary, (c) that is prohibited by applicable Law from being a Guarantor under the Loan Documents (as established by the Borrower to the satisfaction of the Administrative Agent), (d) to the extent the Administrative Agent and the Borrower mutually agree the cost of making such Subsidiary a Guarantor outweighs the benefits to the Lenders, (e) any Subsidiary of the Borrower that is a (x) Foreign Subsidiary (other than StoneX (Netherlands) B.V.) or (y) any direct Domestic Subsidiary of the Borrower or a Guarantor that is a FSHCO, or (f) any special purpose entity (including any Special Purpose Subsidiary).
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2(h) of the Guaranty Agreement and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i)

such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), 3.01(a)(iii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” has the meaning specified in the Restatement Agreement.
“Existing Junior Lien Intercreditor Agreement” means that certain intercreditor agreement dated as of March 1, 2024 (as amended, restated, modified or supplemented from time to time), by and among the Borrower, the Subsidiaries of the Borrower that are First Lien Guarantors (as defined therein) party thereto and the Subsidiaries of the Borrower that may from time to time become a party thereto, Bank of America, as First Lien Agent (as defined therein) and Control Agent (as defined therein), and The Bank of New York Mellon, as Second Lien Agent (as defined therein).
“Existing Letters of Credit” means the letters of credit described on Schedule 1.01(a).
“Facility” means an Incremental Term Facility or the Aggregate Revolving Commitments, as the context may require.
“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing arm’s-length buyer and a willing arm’s-length seller in a transaction would agree to purchase and sell such asset, as determined in good faith by a Responsible Officer of the Borrower or, if such Fair Market Value is above $50,000,000, the Board of Directors of the Borrower or a committee thereof pursuant to a delegation of authority by such Board of Directors of the Borrower.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means the letter agreement, dated March 29, 2022, among the Borrower, the Administrative Agent and BofA Securities.
“Financial Covenant” means each of the covenants specified in Section 8.11.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Loan Parties, the Lenders party thereto and Bank of America, N.A., as the Administrative Agent, the Swing Line Lender, and the L/C Issuer.
“First Amendment Effective Date” means June 23, 2026.
“First Amendment Lead Arrangers” means BofA Securities, Inc., BMO Capital Markets Corp., Capital One, National Association, Barclays Bank PLC, KeyBanc Capital Markets, Inc., Regions Capital Markets, a division of Regions Bank, BankUnited, N.A., Canadian Imperial Bank of Commerce, New York Branch, CIBC World Markets Corp. and Citizens Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners of the First Amendment.
“Fixed Income/Securities Lending Interest Charges” means, for any period, without duplication, (a) all Consolidated Interest Charges for such period in connection with the trading activities conducted by the Borrower and its Subsidiaries as an institutional dealer in fixed income securities, and (b) all Consolidated Interest Charges for such period in connection with any securities lending activities conducted by the Borrower and its Subsidiaries, in each case as referenced and reflected in the financial statements most recently delivered by the Borrower pursuant to Section 7.01(a) or Section 7.01(b), as applicable.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders in accordance with the terms hereof.
    “FSHCO” means any Domestic Subsidiary that has no material assets other than Equity Interests in, and/or indebtedness that may be treated as equity for U.S. federal income purposes issued by, one or more direct or indirect Foreign Subsidiaries that are CFCs.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, that, the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (a) each Subsidiary of the Borrower identified as a “Guarantor” on the signature pages to the Guaranty Agreement, (b) each Person that joins the Loan Documents as a Guarantor pursuant to Section 7.13 or otherwise, (c) with respect to (i) Obligations under any Secured Hedge Agreement, (ii) Obligations under any Secured Cash Management Agreement and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 2(a) and 2(h) of the Guaranty Agreement) under the Guaranty, the Borrower, and (d) the successors and permitted assigns of the foregoing. Notwithstanding anything to the contrary contained herein, the Excluded Subsidiaries shall not be Guarantors.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the other holders of the Obligations pursuant to the Guaranty Agreement.
“Guaranty Agreement” means the amended and restated guaranty agreement, dated as of the Original Closing Date, executed in favor of the Administrative Agent by each of the Guarantors, as amended, modified, restated or supplemented from time to time after the Original Closing Date.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and infectious or medical wastes.

“Hedge Bank” means any Person that (a) at the time it enters into a Swap Contract, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Swap Contract in effect on or prior to the Restatement Effective Date, is, as of the Restatement Effective Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Swap Contract or (c) within 30 days after the time it enters into the applicable Swap Contract, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Swap Contract (including any assignee of a Person that was itself a Hedge Bank with respect to a Swap Contract at the time of the assignment thereof) and without regard to whether such Person subsequently ceases to be a Lender, the Administrative Agent, or an Affiliate of a Lender or the Administrative Agent.
“Honor Date” has the meaning set forth in Section 2.03(c).
“ICC” has the meaning specified in the definition of “UCP”.
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Incremental Equivalent Debt” means Indebtedness issued, incurred or otherwise obtained by the Borrower in respect of one or more series of equal priority notes, junior lien notes, senior unsecured notes or subordinated notes (in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing (and any Registered Equivalent Notes issued in exchange therefor)) or equal priority, junior lien, unsecured or subordinated loans that, in each case, are issued or made in lieu of Incremental Facilities; provided, that (a) the aggregate principal amount of all Incremental Equivalent Debt at the time of issuance or incurrence, taken together with the aggregate principal amount of all Incremental Facilities incurred after the First Amendment Effective Date, shall not exceed the Maximum Incremental Amount at such time, (b) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (c) in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than an asset constituting Collateral, (d) (i) if such Incremental Equivalent Debt is secured on a pari passu basis with the Liens on the Collateral securing the Obligations, such Incremental Equivalent Debt shall be subject to a Permitted First Lien Intercreditor Agreement , (ii) if such Incremental Equivalent Debt is secured on a junior priority basis to the Liens on the Collateral securing the Obligations, such Incremental Equivalent Debt shall be subject to a Permitted Junior Lien Intercreditor Agreement, and (iii) if such Incremental Equivalent Debt is payment subordinated, shall be subject to a subordination agreement on terms that are reasonably acceptable to the Administrative Agent, (e) (i) if such Incremental Equivalent Debt is secured on a pari passu basis with the Liens on the Collateral securing the Obligations, at the time of incurrence, such Incremental Equivalent Debt shall have a final maturity date no earlier than the then-Latest Maturity Date, and shall have a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of any then-outstanding Incremental Term Facility, and (ii) if such Incremental Equivalent Debt is unsecured, subordinated or secured on a junior priority basis to the Liens on the Collateral securing the Obligations, at the time of incurrence, such Incremental Equivalent Debt shall have a final maturity date no earlier than the date that is 91 days after the then-Latest Maturity Date, and shall have a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of any then-outstanding Incremental Term Facility, (in each case of this clause (e), except with respect to Customary Bridge Loans and any 364-day bridge facility of the Borrower that is unsecured, secured on a junior priority basis to the Liens on the Collateral securing the Obligations or secured on a pari passu basis with the Liens on the Collateral securing the Obligations), (f) subject to Section 1.03(e)

with respect to any Limited Condition Acquisition, no Specified Event of Default shall have occurred and be continuing on the date on which such Incremental Equivalent Debt is established and immediately after giving effect thereto, and (g) the other terms and conditions of such Incremental Equivalent Debt, if not substantially consistent with the terms of Revolving Facility shall reflect market terms and conditions, taken as a whole, at the time of incurrence or issuance (as determined by the Borrower in good faith).
“Incremental Facility” has the meaning specified in Section 2.01(b).
“Incremental Facility Amendment Document” has the meaning specified in Section 2.01(b).
“Incremental Term Borrowing” means, with respect to any Incremental Term Facility, a borrowing under such Incremental Term Facility consisting of simultaneous Incremental Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by Incremental Term Lenders under such Incremental Term Facility pursuant to this Agreement.
“Incremental Term Commitment” means, with respect to any Incremental Term Facility, as to each Incremental Term Lender under such Incremental Term Facility, its obligation to make one or more Incremental Term Loans under such Incremental Term Facility.
“Incremental Term Facility” has the meaning specified in Section 2.01(b).
“Incremental Term Facility Agreement” has the meaning specified in Section 2.01(b).
“Incremental Term Facility Maturity Date” means, with respect to any Incremental Term Facility, the maturity date of such Incremental Term Facility set forth in the Incremental Term Facility Agreement executed and delivered in connection with such Incremental Term Facility.
“Incremental Term Lender” means, with respect to any Incremental Term Facility, (a) at any time on or prior to the first funding of the Incremental Term Loans under such Incremental Term Facility, any Person that has an Incremental Term Commitment under such Incremental Term Facility at such time, and (b) at any time thereafter, any Person that holds an Incremental Term Commitment or an Incremental Term Loan under such Incremental Term Facility at such time.
“Incremental Term Loan” means, with respect to any Incremental Term Facility, an advance made by an Incremental Term Lender under such Incremental Term Facility.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments (it being understood that, in the case of Permitted Convertible Indebtedness, solely the principal amount thereof shall constitute Indebtedness);
(b)the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)the Swap Termination Value of any Swap Contract;
(d)all obligations to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account or expense was created, (ii) trade accounts and accrued expenses payable that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, and (iii) earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that if such indebtedness is non-recourse to such Person, the amount of such Indebtedness shall be limited to the Fair Market Value of the property subject to such Lien as at the date of determination);
(f)all Attributable Indebtedness (other than Indebtedness in respect of any Qualified Securitization Transaction);
(g)all obligations to purchase, redeem, retire, defease or otherwise make any payment on any date that is earlier than the date that is ninety-one (91) days after the Latest Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)all Guarantees of such Person in respect of any of the foregoing;
(i)all Disqualified Stock; and
(j)all Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is non-recourse to such Person.
For the avoidance of doubt, neither any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, nor the Borrower’s performance of its obligations thereunder, shall constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Intercreditor Agreement” means each of the Existing Junior Lien Intercreditor Agreement, any Clover Financing Intercreditor Agreement, any other Permitted Junior Lien Intercreditor Agreement and any Permitted First Lien Intercreditor Agreement.
“Interest Payment Date” means: (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Term SOFR Loan was made; provided, that, if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan and any SOFR Daily Floating Rate Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the

Facility under which such Loan was made (with Swing Line Loans being deemed made under the Aggregate Revolving Commitments for purposes of this definition).
“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided, that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment less all cash payments, cash dividends and cash distributions (or the Fair Market Value of any non-cash payments, dividends and distributions received by such Person).
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.
“IP Rights” has the meaning specified in Section 6.17.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.13 executed and delivered by a Subsidiary in accordance with the provisions of Section 7.13.
“Junior Lien Debt” means the Second Lien Notes and any other Indebtedness secured by Liens on the Collateral that are junior in right of priority to the Liens securing the Obligations.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.
“L/C Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue Letters of Credit hereunder. The initial amount of the L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01. The Letter of Credit Commitment of the L/C Issuer may be modified from time to time by agreement between the L/C Issuer and the Borrower, and notified to the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date in effect on such date.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LCA Test Date” has the meaning specified in Section 1.03(e).
“Lead Arranger” means (i) each of BofA Securities, BMO Capital Markets Corp., Capital One, National Association, Canadian Imperial Bank of Commerce, New York Branch, CIBC World Markets Corp., Barclays Bank PLC, Citizens Bank, N.A., U.S. Bank National Association and The Huntington National Bank, each in its respective capacities as a joint lead arranger and a joint bookrunner of this Agreement, and (ii) the First Amendment Lead Arrangers.
“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.
“Lender Recipient Parties” mean collectively, the Lenders, the Swing Line Lender and the L/C Issuer.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their permitted successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Revolving Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Acquisition” means a Permitted Acquisition or other Investment permitted pursuant to Section 8.02 whose consummation is not conditioned on the availability of, or on obtaining, third party financing; provided, that, the Clover Acquisition shall be deemed to be a Limited Condition Acquisition for purposes of this Agreement.
“Limited Condition Acquisition Agreement” means, with respect to any Limited Condition Acquisition, the definitive documentation for such Limited Condition Acquisition.
“Limited Guarantor” means any Guarantor that (a) is identified as of the Restatement Effective Date on Schedule 6.13 as a “Limited Guarantor”, or (b) is not required to grant a security interest in its personal property to secure the Obligations (other than the Equity Interests of any direct Subsidiary of such Guarantor to the extent such Equity Interests are required to be pledged pursuant to Section 7.14(a)) because such Guarantor is (i) subject to regulation by a Governmental Authority which prohibits such Guarantor from granting such a security interest in its personal property to secure the Obligations, (ii) prohibited by applicable Law from granting such a security interest in its personal property to secure the Obligations (as established by the Borrower to the satisfaction of the Administrative Agent), and/or (iii) prohibited by a binding contractual obligation from granting such a security interest in its personal property to secure the Obligations (so long as such contractual obligation is permitted by this Agreement and is in existence at the time such Guarantor is acquired and not entered into by such Guarantor for the purpose of qualifying as a “Limited Guarantor”).
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan, an Incremental Term Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, the Guaranty Agreement, each Note, the Restatement Agreement, the First Amendment, each Issuer Document, each Joinder Agreement, the Collateral Documents, the Fee Letter, each Intercreditor Agreement and any Incremental Facility Amendment Document (including any Incremental Term Facility Agreement) (but specifically excluding Secured Hedge Agreements and any Secured Cash Management Agreements).
“Loan Notice” means a notice of (a) a Revolving Borrowing or an Incremental Term Borrowing, (b) a conversion of Revolving Loans or Incremental Term Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, taken as a whole.
“Maturity Date” means the Revolving Maturity Date or the applicable Incremental Term Facility Maturity Date, as the context may require.
“Maximum Incremental Amount” has the meaning specified in Section 2.01(b).
“Maximum Rate” has the meaning specified in Section 11.09.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105 % of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Equity Issuance, net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees, sales commissions and change of control payments), and (b) taxes paid or payable as a result thereof (including the Borrower’s good faith estimate of taxes payable in future periods); it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Equity Issuance.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-Recourse Debt”: means Indebtedness of a Person: (a) as to which no Loan Party provides any Guarantee or credit support of any kind or is directly or indirectly liable and (b) which does not provide any recourse against any of the assets of any Loan Party. Notwithstanding the foregoing, (i) the provision of Standard Securitization Undertakings in connection with a Qualified Securitization Transaction shall not invalidate the status of the Indebtedness of any Special Purpose Subsidiary that is otherwise classified as Non-Recourse Debt pursuant to the terms of this definition and (ii) Indebtedness shall not be considered to be recourse to a Person if recourse is contingent upon the occurrence of specified events that have not yet occurred in circumstances in which the occurrence of such events is within the control of such Person (e.g., provisions commonly known as “bad boy” provisions).
“Note” has the meaning specified in Section 2.11(a).
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 2.05 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Obligations” means, with respect to each Loan Party, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all obligations of any Loan Party or any Subsidiary owing to a Cash Management Bank or a Hedge Bank in respect of Secured Cash Management Agreements or Secured Hedge Agreements, in each case identified in clauses (a) and (b), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any

Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that, the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Omitted Subsidiary” means each Subsidiary (a) that is identified as of the Restatement Effective Date on Schedule 6.13 as an “Omitted Subsidiary” or (b) for which the Equity Interests thereof cannot be pledged to secure the Obligations because (i) such Subsidiary is subject to regulation by a Governmental Authority which prohibits the Equity Interests of such Subsidiary from being pledged to secure the Obligations, (ii) the Equity Interests of such Subsidiary are prohibited by applicable Law from being pledged to secure the Obligations (as established by the Borrower to the satisfaction of the Administrative Agent), and/or (iii) the Equity Interests of such Subsidiary are prohibited by a binding contractual obligation from being pledged to secure the Obligations (so long as such contractual obligation is permitted by this Agreement and is in existence at the time such Subsidiary is acquired and not entered into by such Subsidiary for the purpose of qualifying as an “Omitted Subsidiary”).
“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).
“Original Closing Date” means February 22, 2019.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order

14105 of August 9, 2023, or any similar law or regulation, as of the Restatement Effective Date, and as codified at 31 C.F.R. § 850.101 et seq.
“Outstanding Amount” means: (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PATRIOT Act” has the meaning specified in Section 11.18.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.
“Permitted Acquisition” means an Investment consisting of an Acquisition by any Loan Party or other Subsidiary of the Borrower; provided, that, (a) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business in accordance with Section 8.07, (b) upon giving effect to such Acquisition, the Loan Parties would be in compliance with the Financial Covenants on a Pro Forma Basis, and (c) subject to Section 1.03(e), immediately after giving pro forma effect to such Acquisition, no Specified Event of Default shall have occurred or be continuing. Notwithstanding anything herein to the contrary, to the extent the Clover Acquisition is consummated, it shall be deemed to be a “Permitted Acquisition” for all purposes of this Agreement.
“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets for a combination of Related Business Assets and cash and Cash Equivalents between the Borrower or any of its Subsidiaries and another Person.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Permitted Convertible Indebtedness issued in connection with such Permitted Bond Hedge Transaction.

“Permitted Business” means businesses which are the same, similar, ancillary, complementary or reasonably related to the businesses in which the Borrower and its Subsidiaries are engaged on the Restatement Effective Date (or which are reasonable extensions thereof).
“Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Borrower that is convertible into shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower) (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock or such other securities).
“Permitted Facilities” means, collectively, (a) Permitted Margin Facilities (including the StoneX Financial Inc. Margin Facility), (b) credit facilities entered into by the Borrower or any of its Subsidiaries to finance the purchase of metal warrants, metal leases as lessee or lessor or other trading assets in the ordinary course of business, (c) Permitted Repos, and (d) the StoneX Commodity Facility.
“Permitted First Lien Intercreditor Agreement” means, with respect to any Indebtedness secured by Liens on the Collateral that are intended to be equal in right of priority to the Liens securing the Obligations, any customary intercreditor agreement (in form and substance reasonably satisfactory to the Administrative Agent) which provides, among other things, that the Liens on the Collateral securing such Indebtedness shall rank equal in right of priority to the Liens on the Collateral securing the Obligations.
“Permitted Holders” means: (a) Sean M. O’Connor, John Radziwill or any of their respective spouses or lineal descendants or the spouse; (b) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing; and (c) any trust, the beneficiaries of which only include any of the foregoing or their respective spouses or lineal descendants.
“Permitted Joint Venture” means a Person owned 50% or less by the Borrower and/or any of its Subsidiaries (solely to the extent such Person is engaged in a Permitted Business).
“Permitted Junior Lien Intercreditor Agreement” means, with respect to any Indebtedness secured by Liens on the Collateral that are intended to be junior in right of priority to the Liens securing the Obligations, any customary intercreditor agreement (in form and substance reasonably satisfactory to the Administrative Agent) which provides, among other things, that the Liens on the Collateral securing such Indebtedness shall rank junior in right of priority to the Liens on the Collateral securing the Obligations. For the avoidance of doubt, any Clover Financing Intercreditor Agreement and the Existing Junior Lien Intercreditor Agreement shall each constitute a “Permitted Junior Lien Intercreditor Agreement” for purposes of this Agreement.
“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any Subsidiary permitted to exist at such time pursuant to the terms of Section 8.01.
“Permitted Margin Facilities” means margin trading facilities entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that, (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole (unless otherwise permitted under the terms of this Agreement), (f) if such Indebtedness being modified, refinanced, refunded, renewed or extended was unsecured, such modification, refinancing, refunding, renewal or extension shall also be unsecured (unless otherwise permitted under the terms of this Agreement) and (g) such modification, refinancing, refunding, renewal or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.
“Permitted Repos” means repurchase transactions with respect to trading assets entered into by the Borrower or any of its Subsidiaries in the ordinary course of business with non-Affiliates so long as the obligations of the counterparty are valid, enforceable and in full force and effect.
“Permitted Transfers” means:
(a)Dispositions of property or assets or the issuance or sale of Equity Interests of any of the Borrower’s Subsidiaries having a Fair Market Value not exceeding the greater of (x) $30,000,000 and (y) 0.0959% of Consolidated Total Assets in the aggregate per fiscal year for all such dispositions pursuant to this clause (a);
(b)the Disposition of surplus, used, damaged, obsolete or worn out property or assets in the ordinary course of business and the Disposition of property or assets no longer useful to the conduct of the business of the Borrower or its Subsidiaries in the ordinary course of business;
(c)the Disposition of inventory, services and other assets (including securities (other than Capital Stock of a Subsidiary), Swap Contracts, commodities, forwards, futures, derivatives and other financial instruments), in each case, in the ordinary course of business;
(d)the Disposition (a) by a Subsidiary of the Borrower that is not a Guarantor of all or substantially all of its assets to any other Subsidiary of the Borrower; provided that (i) in the case of such Disposition by a Wholly Owned Subsidiary of the Borrower, the transferee entity shall be a Wholly Owned Subsidiary of the Borrower and (ii) in the case of such Disposition by a Broker-Dealer Subsidiary, the transferee entity shall be a Broker-Dealer Subsidiary and (b) by a Subsidiary of the Borrower of all or substantially all of its assets to the Borrower or any Guarantor (upon voluntary liquidation or otherwise);
(e)the sale or issuance of Equity Interests (a) by a Subsidiary of the Borrower to the Borrower or to a Guarantor, (b) by a Subsidiary of the Borrower that is not a Guarantor to any other Subsidiary of the Borrower and (c) that constitute nominal amounts of a Foreign Subsidiary of the Borrower to local nationals to the extent required by applicable Requirements of Law;

(f)the Disposition by the Borrower or any of its Subsidiaries of property or assets not constituting all or substantially all of its assets to the Borrower or another Subsidiary;
(g)a Restricted Payment or an Investment that does not violate Section 8.06 or Section 8.02, respectively;
(h)the lease, license, assignment or sublease of any real or personal property in the ordinary course of business;
(i)(a) non-exclusive licenses and non-exclusive sublicenses in the ordinary course of business to use the Borrower’s or any of its Subsidiaries’ trademarks, patents, trade secrets, know-how or other intellectual property, software and technology, in each case, to the extent that such sale, grant, license, sublicense, sublease or assignment does not materially impair the conduct of the business of the Borrower or any of its Subsidiaries and (b) in the ordinary course of business consistent with past practice, the abandonment of intellectual property rights that, in the good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole;
(j)the Disposition of cash or Cash Equivalents;
(k)the cancellation or forgiveness in the ordinary course of business of any loan or advance to any employee of the Borrower or any of its Subsidiaries;
(l)the Disposition of property that constitutes a Casualty Event;
(m)any Permitted Liens;
(n)any extension of trade credit in the ordinary course of business;
(o)mergers, amalgamations and consolidations permitted by Section 8.04;
(p)the unwinding or termination of Swap Obligations;
(q)the Disposition of accounts receivable in connection with the collection or compromise thereof and the Disposition in the ordinary course of business of accounts receivable arising from the sale of commodities;
(r)the Disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(s)any transfer of property or assets that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim;
(t)the Disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;
(u)the Disposition of non-core assets acquired in connection with a transaction or series of related transactions pursuant to which a Person becomes a Subsidiary of the Borrower after the Restatement Effective Date or is merged or consolidated with (including pursuant to any acquisition of assets and assumption of related liabilities) the Borrower or any of its Subsidiaries; provided that such Disposition is consummated within one (1) year after the date on which the applicable acquisition was consummated;
(v)trade-ins or exchanges of assets, including Permitted Asset Swaps (including a combination of assets and cash and Cash Equivalents), for assets used or useful in the Permitted Business of comparable or greater Fair Market Value;

(w)the extinguishment or retirement of the Second Lien Notes or any Indebtedness which ranks equally in right of payment to the Second Lien Notes held by the Borrower or any Affiliate; and
(x)Dispositions (i) by the Borrower to any Subsidiary and (ii) among Subsidiaries, in each case, in connection with the consummation of the Clover Acquisition.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Borrower substantively concurrently with any purchase by the Borrower of a Permitted Bond Hedge Transaction.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Plan of Reorganization” has the meaning specified in Section 11.06(g)(iii).
“Platform” has the meaning specified in Section 7.02.
“primary obligor” has the meaning specified in the definition of “Guarantee”.
“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the Financial Covenants, the Consolidated Leverage Ratio or any other financial ratio or test, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) with respect to any Disposition or Involuntary Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Acquisition or Investment, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by any Loan Party or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 7.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.21.
“Qualified Securitization Transaction” means any Securitization Transaction that meets the following conditions: (i) the Borrower shall have determined in good faith that such Securitization Transaction is in the aggregate economically fair and reasonable to the Borrower and its Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Borrower and its Subsidiaries to any Special Purpose Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Borrower) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.
“Real Property” means, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto and all improvements and appurtenant fixtures and equipment.
“Recipient” means the Administrative Agent, any Lender or the L/C Issuer.
“Register” has the meaning specified in Section 11.06(c).
“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulated Subsidiary” means any Subsidiary that is (a) registered as a broker dealer pursuant to Section 15 of the Securities Exchange Act of 1934 or that is regulated as a broker dealer or equivalent under any foreign securities law, (b) that is registered as a Futures Commission Merchant, Introducing Broker, Swap Exchange Facility or other “registered entity” within the meaning of Section 1a(40) of the Commodity Exchange Act, or the equivalent under any foreign securities or commodities Law, or (c) registered as a swap execution facility with the SEC or the CFTC.
“Regulatory Supervising Organization” means any of (i) the SEC, (ii) Financial Industry Regulatory Authority, Inc., (iii) the Commodity Futures Trading Commission, (iv) the National Futures Association, (v) state securities commissions, (vi) the Irish Financial Regulator and (vii) any other United States or foreign governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which any Subsidiary is a member or to whose rules it is subject.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Borrower or a Subsidiary in exchange for assets transferred by the Borrower or a Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless, upon receipt of such securities, such Person is engaged in a Permitted Business and such Person would become a Subsidiary.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Removal Effective Date” has the meaning specified in Section 10.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Revolving Borrowing, an Incremental Term Borrowing, a conversion or continuation of Revolving Loans, or a conversion or continuation of Incremental Term Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Borrowing of a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Lenders at such time. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided, that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Requirements of Law” means, with respect to any Person, any statutes, laws (common, statutory or otherwise), treaties, rules, regulations (including any official interpretations thereof), orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority or Regulatory Supervising Organization, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Resignation Effective Date” has the meaning specified in Section 10.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates in connection with this Agreement, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate, in form and substance reasonably satisfactory to the Administrative Agent.
“Restatement Agreement” means that certain Restatement Agreement, dated as of the Restatement Effective Date, among the Borrower, each of the Guarantors, each of the Lenders, the L/C Issuer, the Swing Line Lender and the Administrative Agent.
“Restatement Effective Date” means June 3, 2025.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to this Agreement.
“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to this Agreement, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(b) (including, for the avoidance of doubt, the First Amendment), as applicable as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Facility” means the Revolving Commitments and the extensions of credit made hereunder by the Revolving Lenders.
“Revolving Lender” means, at any time (a) so long as any Revolving Commitment is in effect at such time, any Person that has a Revolving Commitment at such time, and (b) if the Aggregate Revolving Commitments have terminated or expired at such time, any Person that has a Revolving Loan at such time or that has a participation in L/C Obligations or Swing Line Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(a).
“Revolving Maturity Date” means June 3, 2029; provided, that if such date is not a Business Day, such date shall be the next preceding Business Day.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority with jurisdiction over the Loan Parties.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Lien Debt Documents” means the Second Lien Notes, the Second Lien Indenture (including the guarantees therein), the Existing Junior Lien Intercreditor Agreement and all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party, pursuant to the foregoing.
“Second Lien Indenture” means the indenture, dated as of March 1, 2024, among the Borrower, the Initial Guarantors (as defined therein) and certain of the Subsidiaries of the Borrower, as subsidiary guarantors party thereto from time to time, and The Bank of New York Mellon, as trustee and collateral agent, pursuant to which the Second Lien Notes were issued.
“Second Lien Notes” means those certain 7.875% senior secured notes due 2031 of the Borrower in an aggregate principal amount not to exceed $550,000,000.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Subsidiary and any Cash Management Bank with respect to such Cash Management Agreement. For the avoidance of doubt, a holder of Obligations in respect of Secured Cash Management Agreements shall be subject to the last paragraph of Section 9.03 and Section 10.11.
“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or any Subsidiary and any Hedge Bank with respect to such Swap Contract. For the avoidance of doubt, a holder of Obligations in respect of Secured Hedge Agreements shall be subject to the last paragraph of Section 9.03 and Section 10.11.
“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit 1.01.

“Securities Act” means the Securities Act of 1933, as amended.
“Securitization Asset” means (a) any account receivable, note receivable, loan receivable, receivable or loan relating to the financing of commodities, commodities futures, securities and other financial assets, other rights to revenue streams and other rights to payment or related assets, and the proceeds thereof, and (b) all collateral securing any such receivables, assets or rights, all contracts and contract rights, guarantees or other obligations in respect of such receivables, assets and rights and records with respect to such receivables, assets or rights and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.
“Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obligation) of Securitization Assets in a Qualified Securitization Transaction to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Transaction” means any securitization, bank conduit receivables or warehouse financing, factoring or sales transaction and/or receivables purchase transaction, pursuant to which the Borrower or any of its Subsidiaries sells, assigns, transfers, pledges, participates, contributes to capital or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Special Purpose Subsidiary or any other Person.
“Security Agreement” means the amended and restated security and pledge agreement, dated as of the Original Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time after the Original Closing Date.
“Segregated Funds” means funds deposited by customers relating to futures and option contracts in regulated commodities which funds must be carried in separate accounts which are designated as segregated customers’ accounts and funds held in separate accounts for the exclusive benefit of securities clients and proprietary accounts of broker-dealers. The deposits in these segregated accounts are not commingled with the funds of the Borrower or its Subsidiaries.
“SEMS” means the Superfund Enterprise Management System maintained by the U.S. Environmental Protection Agency.
“SOFR” means the Secured Overnight Financing Rate as determined by the Federal Bank of New York (or a successor administration).
“SOFR Adjustment” with respect to Daily Simple SOFR and the SOFR Daily Floating Rate means 0.10% (10 basis points); and with respect to Term SOFR means 0.10% (10 basis points).
“SOFR Daily Floating Rate” means, for any day, a fluctuating rate of interest, which can change on each Business Day, equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to such day, with a term equivalent to one (1) month beginning on that date; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then the SOFR Daily Floating Rate means such Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; provided, further, that, if the SOFR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“SOFR Daily Floating Rate Swing Line Loan” means a Swing Line Loan that bears interest at a rate based on the SOFR Daily Floating Rate.
“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature in the ordinary course of business, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Special Purpose Subsidiary” means any Subsidiary of the Borrower formed for the purpose of and that solely engages in one or more Qualified Securitization Transactions and other activities reasonably related thereto or another Person formed for this purpose.
“Specified Event of Default” means any Event of Default pursuant to Section 9.01(a), Section 9.01(f), or Section 9.01(g).
“Specified Loan Party” has the meaning specified in Section 2(h) of the Guaranty.
“Specified Subsidiaries” means, collectively, the Excluded Regulated Subsidiaries and any other Subsidiaries of the Borrower that incur Trading Debt in the ordinary course of their trading business.
“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by Borrower or any of its Subsidiaries which the Borrower has determined in good faith to be customary in a Securitization Transaction, including those relating to the servicing of the assets of a Special Purpose Subsidiary and the provision of cash or Cash Equivalents to pay fees and expenses reasonably related thereto (it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking).
“StoneX (Netherlands) B.V.” means StoneX (Netherlands) B.V. (f/k/a INTL FCStone (Netherlands) B.V.), a private company with limited liability incorporated under the laws of the Netherlands.
“StoneX Commodity” means StoneX Commodity Solutions LLC, a Delaware limited liability company.
“StoneX Commodity Facility” means that certain Third Amended and Restated Credit Agreement, entered into as of July 28, 2022, by and among StoneX Commodity, as borrower, the Borrower, as guarantor, the lenders from time to time party thereto, and Coöperatieve Rabobank U.A.,

New York branch, as administrative agent, as amended, modified, restated or supplemented from time to time after the Restatement Effective Date in accordance with the terms of this Agreement.
“StoneX Commodity Facility Collateral” means the Collateral (as defined in the StoneX Commodity Facility (as in effect on the Restatement Effective Date, without giving effect to any amendments, modifications, restatements or supplements thereto, other than any such amendment, modification, restatement or supplement that is not adverse to the Lenders (it being understood and agreed that any amendment, modification, restatement or supplement thereto to include any property or asset that constitutes Excluded Property shall not be deemed adverse to the Lenders))); provided, that, in no event shall the StoneX Commodity Facility Collateral include (a) the Equity Interest of StoneX Commodity, or (b) the Equity Interests of any Subsidiary of StoneX Commodity.
“StoneX Financial Inc.” means StoneX Financial Inc., a Florida corporation.
“StoneX Financial Inc. Margin Facility” means that certain credit agreement dated as of December 12, 2022, by and among StoneX Financial Inc., as the borrower, StoneX Group Inc., as a guarantor, the lenders party thereto and BMO Harris Bank N.A., as administrative agent, as amended, modified, restated or supplemented from time to time after the Restatement Effective Date in accordance with the terms of this Agreement.
“StoneX Financial Pty” means StoneX Financial Pty Ltd, a company organized under the laws of Australia.
“StoneX Financial Pty Subordinated Loan Debt” means subordinated loans in the aggregate maximum principal amount of AUD $20,000,000 (it being understood the Borrower may make such loans in AUD or US Dollars, in the USD equivalent as calculated on the date such loans are funded), to be made from time to time by the Borrower to StoneX Financial Pty pursuant to the terms of the StoneX Financial Pty Subordinated Loan Deed, in order to permit StoneX Financial Pty to comply with the financial requirements set forth in the Operating Rules of ASX Clear (Futures) Pty Limited.
“StoneX Financial Pty Subordinated Loan Deed” means a subordinated loan deed, in customary form and substance required by the ASX Clear (Futures) Pty Limited, among the Borrower, StoneX Financial Pty and ASX Clear (Futures) Pty Limited, in respect to the StoneX Financial Pty Subordinated Loan Debt.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Successor Rate” has the meaning specified in Section 3.03(b).
“Supported QFC” has the meaning specified in Section 11.21.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward and futures commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, “Swap Contract” shall not include the agreements and arrangements entered into to effect a Permitted Bond Hedge Transaction or a Permitted Warrant Transaction.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Commitment” means as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.01 or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swing Line Commitment after the Restatement Effective Date, the amount set forth for such Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c).
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Borrowing of a Swing Line Loan pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit 2.04 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Facility Increase” has the meaning specified in Section 2.01(b).
“Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; in each case, plus the SOFR Adjustment for such term; provided, that, if Term SOFR determined in accordance with either of the foregoing clause (a) or clause (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Revolving Loan or an Incremental Term Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.
“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Threshold Amount” means $50,000,000.
“Total Credit Exposure” means, as to any Lender at any time, (a) the unused Commitments of such Lender at such time, plus (b) the Revolving Credit Exposure of such Lender at such time, plus (c) the Outstanding Amount of all Incremental Term Loans held by such Lender at such time.
“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, (a) the unused Revolving Commitment of such Revolving Lender at such time, plus (b) the Revolving Credit Exposure of such Revolving Lender at such time.
“Total Revolving Outstandings” means, at any time, the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations at such time.
“Trade Date” has the meaning specified in Section 11.06(g).
“Trading Debt” means, without duplication, (a) Indebtedness under any Permitted Facility, (b) short-term commodities financings of StoneX Financial Inc., (c) intraday financings of StoneX Financial Inc. with respect to Permitted Repos and (d) any margin facility or other margin-related Indebtedness or any other Indebtedness incurred exclusively to finance the securities, derivatives, commodities or futures trading positions and related assets and liabilities of the Specified Subsidiaries, including, without limitation, any collateralized loan, any obligations under any securities lending and/or borrowing facility and any day loans and overnight loans with settlement banks and prime brokers to finance securities, derivatives, commodities or futures trading positions and margin loans.
“Type” means, with respect to any Loan, its character as a Base Rate Loan, SOFR Daily Floating Rate Swing Line Loan or a Term SOFR Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means (a) for purposes of Sections 6.25 and 7.16 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States, and (b) otherwise, any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Voluntary Prepayment” has the meaning specified in Section 8.12(b).
“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date of determination and the making of such payment by (b) the then outstanding principal amount of such Indebtedness as of such date of determination.
    “Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than (x) directors’ qualifying shares and (y) a nominal amount of shares issued to foreign nationals pursuant to applicable Requirements of Law) will at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document or Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03Accounting Terms.
(a)Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any Financial Covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 4670 20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything to the contrary above or in the definition of “Capital Lease” or “Synthetic Lease”, unless the Borrower elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases (and not be treated as financing or capital lease obligations or Indebtedness) for purposes of all financial definitions, calculations and deliverables under this Agreement or any other Loan Document (including the calculation of Consolidated Net Income and Consolidated EBITDA) (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU or any other change in accounting treatment or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be recharacterized as financing or capital lease obligations or otherwise accounted for as liabilities in financial statements.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d)Calculations. Notwithstanding anything to the contrary herein, but subject to Section 1.03(e), the parties hereto acknowledge and agree that all calculations of any financial ratios and test (including the Financial Covenants, the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate with respect to Revolving Loans, Swing Line Loans, Letter of Credit Fees and the Commitment Fees)) shall be made on a Pro Forma Basis with respect to any Disposition (other than Permitted Transfers), Involuntary Disposition, Acquisition or other similar Investment, any incurrence or repayment of Indebtedness or any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis occurring during the applicable period.
(e)Limited Condition Acquisitions. Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any basket, financial ratio or test, (ii) the absence of a Default or an Event of Default, or (iii) a determination as to whether the representations and warranties contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect), in each case in connection with the consummation of a Limited Condition Acquisition, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, on the date of the execution of the Limited Condition Acquisition Agreement with respect to such Limited Condition Acquisition (such date, the “LCA Test Date”), after giving effect to the relevant Limited Condition Acquisition and any related incurrence of Indebtedness, on a Pro Forma Basis; provided, that, notwithstanding the foregoing, in connection with any Limited Condition Acquisition: (A) if the proceeds of an Incremental Term Facility or a Term Facility Increase are being used to finance such Limited Condition Acquisition, then (1) the conditions set forth in Section 2.01(b)(ii)(B) or Section 2.01(b)(iii)(B), as applicable, and Section 5.02(a), shall be required to be satisfied at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Facility or such Term Facility Increase, as applicable, but, if the Lenders providing such Incremental Term Facility or Term Facility Increase, as applicable, so agree, the representations and warranties which must be accurate at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Facility or such Term Facility Increase, as applicable, may be limited to customary “specified representations,” customary “specified acquisition agreement representations,” and such other representations and warranties as may be required by the Lenders providing such Incremental Term Facility or such Term Facility Increase, as applicable, and (2) the conditions set forth in Section 2.01(b)(ii)(A) or Section 2.01(b)(iii)(A), as applicable, and Section 5.02(b), shall, if and to the extent the Lenders providing such Incremental Term Facility or such Term Facility Increase, as applicable, so agree, be satisfied if (x) no Default shall have occurred and be continuing as of the applicable LCA Test Date, and (y) no Specified Event of Default shall have occurred and be continuing at the time of the funding of such Incremental Term Facility or such Term Facility Increase, as applicable, in connection with the consummation of such Limited Condition Acquisition; and (B) such Limited Condition Acquisition, any related pro forma adjustments, and the related Indebtedness to be incurred in connection therewith and the use of proceeds thereof shall be deemed consummated, made, incurred and/or applied at the applicable LCA Test Date (until such time as the Indebtedness is actually incurred or the applicable Limited Condition Acquisition Agreement is terminated without actually consummating the applicable Limited Condition Acquisition) and outstanding thereafter for purposes of determining compliance on a Pro Forma Basis (other than (1) for purposes of determining compliance on a Pro Forma Basis in connection with the making of any Restricted Payment or the making of any Voluntary Prepayment, (2) for purposes of determining compliance with Section 8.11) with any financial ratio or test (it being understood and agreed that for purposes of determining compliance on a Pro Forma Basis in connection with the making of any Restricted Payment or the making of any Voluntary Prepayment, the Borrower shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Condition Acquisition and assuming that such transaction has not occurred). For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the applicable LCA Test Date are thereafter exceeded or otherwise failed to have been complied with as a result of fluctuations in such ratio or amount, at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or amounts will not be deemed to have been exceeded or failed to be complied with as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Acquisition is permitted to be consummated. Except as set forth in the proviso to this sentence below and in clause (A) in the proviso to the first sentence in this Section 1.03(e) in connection with the use of the proceeds of an Incremental Term Facility or Term Facility Increase to finance a Limited Condition Acquisition (and, in the case of such clause (A), only if and to the extent the Lenders providing such Incremental Term Facility or such Term Facility Increase, as applicable, so agree as provided in such clause (A)), it is understood and agreed that this Section 1.03(e) shall not limit the conditions set forth in Section 5.02 with respect to any proposed Credit Extension, in connection with a Limited Condition Acquisition or otherwise; provided, that, notwithstanding the foregoing or anything herein to the contrary, in the case of any borrowing of Revolving Loans on or prior to the Clover Acquisition Closing Date the proceeds of which are to be used by the Borrower solely to (x) finance any or all portion of the Clover Acquisition, (y) refinance the Clover Subordinated Debt and/or (z) pay any or all of the Clover Transactions Costs (any such borrowing of Revolving Loans, a “Clover Revolver Borrowing”), the determination of whether the conditions set forth in Section 5.02(a) and (b) are satisfied shall be deemed to have been made at the time of execution of the Clover Purchase Agreement.
1.04Rounding.
Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day; Rates.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.06Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07Stacking; Reclassification.
(a)Notwithstanding anything to the contrary herein, unless the Borrower otherwise notifies the Administrative Agent, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement (other than a non-concurrent Borrowing hereunder) that does not require compliance with a financial ratio or financial test (including Article VIII hereof, for purposes of calculating the Financial Covenants and the Consolidated Leverage Ratio) (any such amount, including any concurrent Borrowing hereunder, and any cap expressed as a percentage of Consolidated Total Assets, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or financial test (including Article VIII hereof, for purposes of calculating the Financial Covenants and the Consolidated Leverage Ratio) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that (i) the incurrence of the Incurrence-Based Amount shall be calculated first without giving effect to any Fixed Amount but giving full pro forma effect to the use of proceeds of such Fixed Amount and the related transactions and (ii) the incurrence of the Fixed Amount shall be calculated thereafter. Unless it elects otherwise, the Borrower shall be deemed to have used amounts under an Incurrence-Based Amount then available to the Borrower prior to utilization of any amount under a Fixed Amount then available to the Borrower. In calculating any Incurrence-Based Amount, any concurrent Borrowings hereunder shall not be given effect.
(b)For purposes of determining compliance at any time with Sections 8.02, 8.03, 8.04, 8.05, 8.06 or 8.09 and, in the event that any sales, lease and other transfer of assets or any Indebtedness, Lien, Restricted Payment or Investment or, in each case, any portion thereof, as applicable, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 8.02, 8.03, 8.04, 8.05, 8.06 or 8.09 (each of the foregoing, a “Reclassifiable Item”), the Borrower, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or portion thereof) under one or more clauses of each such section and will only be required to include such Reclassifiable Item (or portion thereof) in any one category; provided that, upon delivery of any financial statements pursuant to Section 7.01(a) or (b) following the initial incurrence or making of any such Reclassifiable Item, if such Reclassifiable Item could, based on such financial statements, have been incurred or made in reliance on any “ratio-based” basket or exception, such Reclassifiable Item shall automatically be reclassified as having been incurred or made under the applicable provisions of such “ratio-based” basket or exception (in each case, subject to any other applicable provision of such “ratio-based” basket or exception, as applicable). It is understood and agreed that any sale, lease and other transfer of assets or any Indebtedness, Lien, Restricted Payment or Investment need not be permitted solely by reference to one category of permitted sale, lease or other transfer of assets, or any Debt, Lien, Restricted Payment or Investment under Sections 8.02, 8.03, 8.04, 8.05, 8.06 or 8.09, respectively, but may instead be permitted in part under any combination thereof or under any other available exception.

Article II.

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01Loans.
(a)Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, that, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (ii) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans under this Section 2.01(a), prepay Revolving Loans under Section 2.05, and reborrow Revolving Loans under this Section 2.01(a). Revolving Loans may consist of Base Rate Loans or Term SOFR Loans or a combination thereof, as further provided herein.
(b)Increases of the Aggregate Revolving Commitments; Incremental Term Facilities; Term Facility Increases. At any time after the Restatement Effective Date, the Borrower shall have the right, upon at least five Business Days’ prior written notice to the Administrative Agent, to increase the Aggregate Revolving Commitments (but not the Letter of Credit Sublimit or Swing Line Sublimit), establish one or more new tranches of term loans advanced to the Borrower in Dollars under this Agreement (each such new tranche of term loans being an “Incremental Term Facility”), and/or incur additional Incremental Term Loans under any then-existing Incremental Term Facility (each such incurrence of additional Incremental Term Loans under any then-existing Incremental Term Facility, a “Term Facility Increase”; each such increase in the Aggregate Revolving Commitments, each Incremental Term Facility, and each Term Facility Increase, an “Incremental Facility”), by a maximum aggregate principal amount for all such Incremental Facilities incurred after the First Amendment Effective Date, together with the aggregate principal amount of all Incremental Equivalent Debt incurred after the First Amendment Effective Date, not to exceed $300,000,000 in the aggregate (such maximum amount of Incremental Facilities and Incremental Equivalent Debt, collectively, the “Maximum Incremental Amount”).
(i)Increases in Aggregate Revolving Commitments. Any increase of the Aggregate Revolving Commitments pursuant to this Section 2.01(b) shall be on the same terms and conditions as are applicable to the Aggregate Revolving Commitments in effect immediately prior to such increase, and otherwise subject to the satisfaction of the following conditions:
(A)no Default shall have occurred and be continuing on the date on which such increase is to become effective and immediately after giving effect thereto;
(B)subject to the final paragraph of this Section 2.01, after giving effect to such increase, the representations and warranties contained in Article VI and the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date;

(C)such increase shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amount as the Administrative Agent may agree in its sole discretion);
(D)such requested increase shall only be effective upon receipt by the Administrative Agent of (1) additional Revolving Commitments in a corresponding amount of such requested increase from either existing Lenders and/or one or more other institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional Revolving Commitment) and (2) documentation from each institution providing an additional Revolving Commitment evidencing its additional Revolving Commitment and its obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent;
(E)the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower and the Guarantors) it may reasonably request relating to the corporate or other necessary authority for such increase and the validity of such increase in the Aggregate Revolving Commitments, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(F)if any Revolving Loans are outstanding at the time of the increase in the Aggregate Revolving Commitments, the Borrower shall, if applicable, prepay one or more existing Revolving Loans (such prepayment to be subject to Section 3.05) in an amount necessary such that after giving effect to the increase in the Aggregate Revolving Commitments, each Lender will hold its pro rata share (based on its Applicable Revolving Percentage of the increased Aggregate Revolving Commitments) of outstanding Revolving Loans;
(G)Schedule 2.01 shall be deemed revised to include any increase in the Aggregate Revolving Commitments pursuant to this Section 2.01(b) and to include thereon any Person that becomes a Lender pursuant to this Section 2.01(b); and
(H)the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Obligations after giving effect to such increase.
(ii)Incremental Term Facilities. The establishment of any Incremental Term Facility shall be subject to the satisfaction of the following conditions:
(A)no Default shall have occurred and be continuing on the date on which such Incremental Term Facility is established and immediately after giving effect thereto;
(B)subject to the final paragraph of this Section 2.01, after giving effect to the establishment of such Incremental Term Facility, the representations and warranties contained in Article VI and the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such establishment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date;

(C)such Incremental Term Facility shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amount as the Administrative Agent may agree in its sole discretion);
(D)such Incremental Term Facility shall only be effective upon receipt by the Administrative Agent of Incremental Term Commitments for such Incremental Term Facility from either existing Lenders and/or one or more other institutions that qualify as Eligible Assignees, which Persons shall join in this Agreement as Incremental Term Lenders by executing an agreement, in form and substance satisfactory to the Administrative Agent, setting forth the terms applicable to such Incremental Term Facility in accordance with this Section 2.01(b) (any such agreement, an “Incremental Term Facility Agreement”), it being understood and agreed that in connection with any Incremental Term Facility, (1) the Incremental Term Facility Agreement for such Incremental Term Facility shall only be required to be executed by the Incremental Term Lenders for such Incremental Term Facility, the Loan Parties, and the Administrative Agent (and, for the avoidance of doubt, shall not require the consent of any other Person (including any Lender)), and (2) no existing Lender shall be under any obligation to become an Incremental Term Lender and any such decision whether to become an Incremental Term Lender shall be in such Lender’s sole and absolute discretion;
(E)the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower and the Guarantors) it may reasonably request relating to the corporate or other necessary authority for such Incremental Term Facility and the validity of such Incremental Term Facility, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(F)the Incremental Term Facility Maturity Date for such Incremental Term Facility shall be as set forth in the Incremental Term Facility Agreement relating to such Incremental Term Facility; provided, that, such date shall not be earlier than the then-Latest Maturity Date;
(G)the interest rates, interest rate floors, upfront fees, original issue discount, call protection, or prepayment or redemption terms for any such Incremental Term Facility shall be as determined by the Borrower and the Incremental Term Lenders providing such Incremental Term Facility;
(H)(1) any such Incremental Term Facility shall rank pari passu in right of payment with the Obligations and in respect of the Collateral; (2) no Subsidiary shall be a guarantor with respect to any such Incremental Term Facility unless such Subsidiary is a Loan Party; and (3) no property or assets of the Borrower or any of its Subsidiaries shall secure any such Incremental Term Facility unless such property or assets constitute Collateral;
(I)except as otherwise permitted by this Section 2.01(b)(ii), all other terms of any such Incremental Term Facility, if not consistent with the terms for any other then-existing Class of Incremental Term Loans, shall be as agreed between the Borrower and the Incremental Term Lenders providing such Incremental Term Facility, with such other terms not consistent with any other then-existing Class of Incremental Term Loans to be reasonably satisfactory to the Administrative Agent (it being understood and agreed that: (1) any Incremental Term Facility may be structured as a “delayed draw” term facility if and to the extent the Incremental Term Lenders providing such Incremental Term Facility so agree; and (2) the following shall be deemed to be satisfactory to the Administrative Agent: (x) covenants or other provisions applicable only to periods after the then-Latest Maturity Date; (y) covenants or other provisions that are not set forth in the Loan Documents at the time of incurrence of such Incremental Term Facility, so long as the Loan Documents are amended to include such covenants or other provisions for the benefit of the Administrative Agent and the Lenders at the time of the incurrence of such Incremental Term Facility (provided, that, it is understood and agreed that, notwithstanding this clause (y), to the extent any financial maintenance covenant is added to this Agreement in connection with the implementation of an Incremental Term Facility, such financial maintenance covenant may be added to this Agreement solely for the benefit of the Lenders providing such Incremental Term Facility (and any other Lenders providing any other then-existing Class of Loans for which a financial maintenance covenant applies) and not for the benefit of any other Lenders); and (z) customary call protection and mandatory prepayments, in each case, which may be applicable solely with respect to such Incremental Term Facility;
(J)Schedule 2.01 shall be deemed revised to include any Incremental Term Facility pursuant to this Section 2.01(b) and to include thereon any Person that becomes a Lender pursuant to this Section 2.01(b); and
(K)the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Obligations after giving effect to such increase.
(iii)Term Facility Increases. Any Term Facility Increase pursuant to this Section 2.01(b) shall be on the same terms and conditions as are applicable to the Incremental Term Facility under which such additional Incremental Term Loans are advanced (as in effect immediately prior to such Term Facility Increase; it being understood and agreed that any Incremental Term Loans advanced in connection with any Term Facility Increase shall constitute Incremental Term Loans of the same Class as the Incremental Term Loans applicable to the Incremental Term Facility to which such Term Facility Increase applies), and otherwise subject to the satisfaction of the following conditions:
(A)no Default shall have occurred and be continuing on the date on which such Term Facility Increase is to become effective and immediately after giving effect thereto;
(B)subject to the final paragraph of this Section 2.01, after giving effect to such Term Facility Increase, the representations and warranties contained in Article VI and the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such Term Facility Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date;
(C)such Term Facility Increase shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amount as the Administrative Agent may agree in its sole discretion);
(D)such requested Term Facility Increase shall only be effective upon receipt by the Administrative Agent of (1) additional Commitments in a corresponding amount of such requested Term Facility Increase from either existing Lenders and/or one or more other institutions that qualify as Eligible

Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional Commitment) and (2) documentation from each institution providing an additional Commitment evidencing its additional Commitment and its obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent;
(E)the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower and the Guarantors) it may reasonably request relating to the corporate or other necessary authority for such Term Facility Increase and the validity of such Term Facility Increase, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(F)Schedule 2.01 shall be deemed revised to include any Term Facility Increase pursuant to this Section 2.01(b) and to include thereon any Person that becomes a Lender pursuant to this Section 2.01(b); and
(G)the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Obligations after giving effect to such Term Facility Increase.
This Agreement and the other Loan Documents shall be amended (and the Lenders hereby authorize the Administrative Agent to enter into any such amendments) to give effect to any Incremental Facility pursuant to documentation (any such documentation, including any Incremental Term Facility Agreement, an “Incremental Facility Amendment Document”) executed by lenders providing such Incremental Facility, the Administrative Agent and the Loan Parties, without the consent of any other Person (including any existing Lender), including amendments (w) to reflect the existence and terms of such Incremental Facility, (x) to make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of such Incremental Facility, including adding provisions to permit such Incremental Facility to share in the benefits of this Agreement and the other Loan Documents (including to permit any such Incremental Term Facility or any Term Facility Increase to share in any mandatory prepayment provided herein) and to include the lenders for such Incremental Facility in the definition of “Required Lenders”, the definition of “Required Revolving Lenders,” or any other similar voting provisions, as applicable, (y) notwithstanding any other provisions of this Agreement or any other Loan Documents to the contrary, if applicable, to permit the loans under such Incremental Facility to be “fungible” (including for purposes of the Internal Revenue Code) with any other then-existing Loans under this Agreement, and (z) to effect such other amendments to the this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of any such Incremental Facility.
Notwithstanding anything to the contrary in this Section 2.01 or in any other provision of any Loan Document, if the proceeds of any Indebtedness incurred pursuant to this Section 2.01(b) are intended to be applied to finance an Acquisition or other similar Investment and the lenders providing such Indebtedness so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality applicable to the representations and warranties in the definitive documentation for such Indebtedness (including the making and accuracy of specified representations as conformed for such Acquisition or other similar Investment).

2.02Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice and each telephonic notice shall specify (A) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, in each case with respect to such Facility, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Loan in a Loan Notice, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, that, if, on the date the Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Borrower as provided above.
(c)Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of the Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Term SOFR Loans be converted immediately to Base Rate Loans.
(d)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to all Loans.
(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
(g)With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(h)This Section 2.02 shall not apply to Swing Line Loans.
2.03Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein: (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time during the Availability Period on any Business Day during the period from the Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the aggregate amount of the outstanding Letters of Credit issued by the L/C Issuer shall not exceed its L/C Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed L/C Obligations, and from and after the Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.
(ii)The L/C Issuer shall not issue any Letter of Credit if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) such L/C Issuer has entered into arrangements with the Borrower, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer, or (2) all the Revolving Lenders have approved such expiry date.
(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which the L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)such Letter of Credit is to be denominated in a currency other than Dollars;
(D)such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(E)any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.
(iii)If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that, the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Revolving Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing that are Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C

Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving

Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders or the Required Revolving Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, that, anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required under any Law, order, or practice that is required to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.
(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.15, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable

Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee for standby Letters of Credit shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any standby Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04Swing Line Loans.
(a)Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, that, (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (B) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow Swing Line Loans under this Section 2.04, prepay Swing Line Loans under Section 2.05, and reborrow Swing Line Loans under this Section 2.04. Each Swing Line Loan shall bear interest at a rate based on the SOFR Daily Floating Rate or, at the option of the Borrower, the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or a Swing Line Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, (ii) the requested borrowing date, which shall be a Business Day, and (iii) the Type of Swing Line Loans to be borrowed. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:30 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.
(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Revolving Lender’s Applicable Revolving Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice); provided, that, after giving effect to such Revolving Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Revolving Loans that are Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving

Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swing Line Lender.

(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05Prepayments.
(a)Voluntary Prepayments of Loans.
(i)Revolving Loans and Incremental Term Loans. The Borrower may, upon delivery of a Notice of Loan Prepayment to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans and/or Incremental Term Loans in whole or in part without premium or penalty; provided, that, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) two (2) Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans, (B) any such prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding), and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that, any notice of prepayment of Loans may be conditioned upon the effectiveness of other credit facilities or capital raising, the consummation of a particular Disposition or the occurrence of a change of control as specified in such notice, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of Incremental Term Loans pursuant to this Section 2.05(a)(i) shall be applied to any then-existing Classes of Incremental Term Loans on a pro rata basis (unless the Lenders for any Class of Incremental Term Loans have agreed to less than pro rata treatment for Voluntary Prepayments). Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)Swing Line Loans. The Borrower may, upon delivery of a Notice of Loan Prepayment to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty (but subject to payment of any additional amounts required pursuant to Section 3.05); provided, that, (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Swing Line Loans to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory Prepayments of Loans.
(i)Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Swing Line Loans and/or

Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.
(ii)Application of Mandatory Prepayments. All amounts required to be paid pursuant to Section 2.05(b)(i) shall be applied first, ratably to the L/C Borrowings and the Swing Line Loans, second, to the outstanding Revolving Loans, and, third, to Cash Collateralize the remaining L/C Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and SOFR Daily Floating Rate Swing Line Loans, on a pro rata basis, and then to Term SOFR Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
2.06Termination or Reduction of Commitments.
(a)Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Total Revolving Outstandings; provided, that, (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments; provided, that, any notice delivered pursuant to this Section 2.06(a) may be conditioned upon the effectiveness of other credit facilities or capital raising, the consummation of a particular Disposition or the occurrence of a change of control as specified in such notice, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified termination or reduction date) if such condition is not satisfied.
(b)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Applicable Revolving Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.
(c)Mandatory. If, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess.
2.07Repayment of Loans.
(a)Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Revolving Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.
(b)Swing Line Loans. The Borrower shall repay each Swing Line Loan upon the earlier of (i) one Business Day after demand and (ii) on the Revolving Maturity Date.

2.08Interest.
(a)Subject to the provisions of Section 2.08(b): (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the SOFR Daily Floating Rate plus the Applicable Rate or, at the option of the Borrower, the sum of the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
(b)(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)(ii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)(iii)    Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09Fees.
In addition to certain fees described in Sections 2.03(h) and (i):
(a)Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee (each, a “Commitment Fee”) equal to the product of (i) the Applicable Rate (under the column entitled Commitment Fee in the definition of “Applicable Rate”) times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The Commitment Fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, and on the last day of the Availability Period. The Commitment Fees shall be calculated quarterly in arrears. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.
(b)Fee Letter; Other Fees. The Borrower shall pay to BofA Securities and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing or fees for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article IX. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11(a) (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans or SOFR Daily Floating Rate Swing Line Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Incremental Term Loans and Revolving Loans, the obligations of the Revolving Lenders to fund participations in Letters of Credit and Swing Line Loans, and the obligations of the Lenders to make payments pursuant to Section 11.04(c), in each case, are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C

Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided, that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.14Cash Collateral.
(a)Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 9.02(c) or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash

Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided (other than Liens permitted under Section 8.01(m)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the good faith determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, that, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, the definition of “Required Revolving Lenders”, and Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any Commitment Fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(iv)Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (iii)(B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (b) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(b)Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-

Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(c)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(d)Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Article III.

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent, a Loan Party or other applicable withholding agent, (i) the applicable withholding agent shall make such deductions or withholdings, (ii) the applicable withholding agent, to the extent required by such Laws, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with such Laws, and (iii) to the extent that the deduction or withholding is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including deductions and withholdings applicable to additional sums payable under this Section 3.01), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications.
(i)Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this

Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount that a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below; provided, that, such Lender or the L/C Issuer, as the case may be, shall indemnify the Borrower to the extent of any payment the Borrower makes to the Administrative Agent pursuant to this sentence with respect to Taxes described in clause (y) and (z) of Section 3.01(e)(ii).
(ii)    Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, the Administrative Agent against (x) any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the

Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Borrower, as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by applicable copies of an IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-B or Exhibit 3.01-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-D on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming an exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(iv)Notwithstanding any other provision of this Section 3.01(e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
(v)Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(e).
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including

Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder, make, maintain, fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon SOFR, Term SOFR or SOFR Daily Floating Rate, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to such Credit Extension or continue Term SOFR Loans or the SOFR Daily Floating Rate or to convert Base Rate Loans to Term SOFR Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all of such Lender’s Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and prepay all SOFR Daily Floating Rate Swing Line Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03Inability to Determine Rates.
(a)    If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, or in connection with any request for a SOFR Daily Floating Rate Swing

Line Loan, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan, or for determining the SOFR Daily Floating Rate for any proposed SOFR Daily Floating Rate Swing Line Loan, or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or the SOFR Daily Floating Rate with respect to a proposed SOFR Daily Floating Rate Swing Line Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (1) the obligation of the Lenders to make or maintain Term SOFR Loans or SOFR Daily Floating Rate Swing Line Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods or to the extent of the affected SOFR Daily Floating Rate Swing Line Loans) and (2) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent, upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans or SOFR Daily Floating Rate Swing Line Loans (to the extent of the affected Term SOFR Loans or Interest Periods or to the extent of the affected SOFR Daily Floating Rate Swing Line Loans) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (y) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately in the case of SOFR Daily Floating Rate Swing Line Loans or, in the case of Term SOFR Loans, at the end of their respective applicable Interest Period.
(a)(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR (or, in the case of SOFR Daily Floating Rate Swing Line Loans, the one month interest period of Term SOFR), including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR (or, in the case of the SOFR Daily Floating Rate, the one month interest period of Term SOFR) or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR (or, in the case of the SOFR Daily Floating Rate, the one month interest period of Term SOFR) after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR (or, in the case of the SOFR Daily Floating Rate, the one month interest period of Term SOFR) or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be, in the case of Term SOFR Loans, at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR and the SOFR Daily Floating Rate will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (A) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (B) if the events or circumstances of the type described in Section 3.03(b)(i) or 3.03(b)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement and the other Loan Documents solely for the purpose of replacing Term SOFR, the SOFR Daily Floating Rate or any then current Successor Rate in accordance with this Section 3.03(b) at the end of any Interest Period, relevant interest payment date or payment period (or, in the case of a daily floating interest rate, upon the effectiveness of such amendment) for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 3.03(b), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Agreement or Term SOFR Loans or SOFR Daily Floating Rate Swing Line Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan other than a Base Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or Section 3.04(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower or any other Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower or any other Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.
3.07[Reserved].
3.08Survival.
All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
Article IV.

[RESERVED]
Article V.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01[Reserved].
5.02Conditions to all Credit Extensions.
The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or continuation of Term SOFR Loans) is subject to the following conditions precedent:
(a)The representations and warranties contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date.
(b)No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to be the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article VI.

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
6.01Existence, Qualification and Power.
Each Loan Party and each Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.02Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law.
6.03Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.
6.04Binding Effect.
Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to the Legal Reservations.
6.05Financial Statements; No Material Adverse Effect.
(a)The financial statements delivered pursuant to Sections 7.01(a) and 7.01(b): (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments); and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, required to be disclosed under GAAP.
(b)The Audited Financial Statements: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments); and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, required to be disclosed under GAAP.
(c)From the date of the Audited Financial Statements to and including the Restatement Effective Date, there has been no Disposition or any Involuntary Disposition of any material part of the business or property of the Loan Parties and their Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Loan Parties and their Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Restatement Effective Date.
(d)Since September 30, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
6.06Litigation.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) could reasonably be expected to have a Material Adverse Effect. The Borrower has disclosed certain litigation in its filings with the SEC prior to the Restatement Effective Date, but such litigation is not reasonably expected to have a Material Adverse Effect.
6.07No Default.
(a)No Loan Party or Subsidiary is in default under or with respect to any Contractual Obligation that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
(b)No Default has occurred and is continuing.
6.08Ownership of Property.
Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.09Environmental Compliance.
(a)Except to the extent set forth on Schedule 6.09, the Loan Parties and their Subsidiaries conduct in the ordinary course of business a review of the effect of existing

Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(b)Except to the extent set forth on Schedule 6.09 and except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or, to the knowledge of the Borrower, formerly owned or operated by any Loan Party or any Subsidiary is listed or proposed for listing on the National Priorities List under CERCLA or on the SEMS or any analogous foreign, state or local list and (ii) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Borrower, formerly owned or operated by any Loan Party or any Subsidiary in a manner requiring investigation, remediation or other response action under any Environmental Law; and
(c)Except to the extent set forth on Schedule 6.09 and except as could not reasonably be expected to have a Material Adverse Effect, (i) No Loan Party nor any Subsidiary is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of the Borrower, formerly owned or operated by any Loan Party or any Subsidiary have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any Subsidiary.
6.10Insurance.
The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The property and general liability insurance coverage of the Loan Parties as in effect on the Restatement Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.
6.11Taxes.
Each Loan Party and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or where the failure to file or pay would not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
6.12ERISA Compliance.
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS (or is eligible to rely on a pre-approved opinion letter) to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)Except as could not reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)No Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than Pension Plans not otherwise prohibited by this Agreement.
(e)The Borrower represents and warrants as of the Restatement Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
6.13Subsidiaries.
Set forth on Schedule 6.13 is a complete and accurate list as of the Restatement Effective Date of each Subsidiary of any Loan Party, together with (a) jurisdiction of organization, (b) with respect to each Subsidiary other than Excluded Subsidiaries, number of shares of each class of Equity Interests outstanding, (c) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (d) an indication as to whether such Subsidiary is (i) an Excluded Subsidiary, a Limited Guarantor, an Omitted Subsidiary and/or a Regulated Subsidiary, and (ii) permitted by applicable Law to have its Equity Interests pledged as Collateral. The outstanding Equity Interests of each Subsidiary of any Loan Party are validly issued, fully paid and non-assessable.
6.14Margin Regulations; Investment Company Act.
(a)The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.
(b)None of the Borrower or any Subsidiary that is a Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
6.15Disclosure.
No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing shall not include any misstatements or omissions that would not reasonably be expected to have a material effect on the Borrower’s ability to fulfill its Obligations under this Agreement (solely to the extent that the Borrower remained in compliance with the Financial Covenants regardless of any such misstatement or omission); provided, further, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Restatement Effective Date, the information included in any Beneficial Ownership Certification (if required) delivered on or prior to the Restatement Effective Date is true and correct in all respects.
6.16Compliance with Laws.
Each Loan Party and Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.17Intellectual Property; Licenses, Etc.
Each Loan Party and each Subsidiary owns, or possesses sufficient rights to use, all of the trademarks, service marks, trade names domain names, trade secrets, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are used, held for use in, or otherwise reasonably necessary for the operation of their respective businesses, except to the extent that a failure to own or possess such right to use would not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Restatement Effective Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights by any Loan Party or Subsidiary or the validity or effectiveness of any IP Rights of any Loan Party or Subsidiary, nor does the Borrower know of any such claim, and, to the knowledge of the Responsible Officers of the Borrower, the use of any IP Rights by any Loan Party or any Subsidiary or the granting of a right or a license in respect of any IP Rights from any Loan Party or any Subsidiary does not infringe, misappropriate or otherwise violate the rights of any Person. As of the Restatement Effective Date, none of the IP Rights owned by any Loan Party is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18Solvency.
The Borrower and its Subsidiaries on a consolidated basis are Solvent.
6.19Perfection of Security Interests in the Collateral.
The Collateral Documents are effective to create valid security interests in, and Liens in favor of the Administrative Agent for the benefit of the holders of Obligations on, the Collateral purported to be covered thereby and described therein, which security interests and Liens are perfected security interests and Liens, prior to all other Liens other than Permitted Liens, and as a result of the filings, deliveries, notations and other actions contemplated by the Collateral Documents (to the extent that (a) such security interests and Liens can be perfected by such filings, deliveries, notations and other actions contemplated by the Collateral Documents and (b) such actions are required to be taken with respect to such Collateral by the terms of the Collateral Documents).
6.20Business Locations; Taxpayer Identification Number.
Set forth on Schedule 6.20(a) is the chief executive office, exact legal name, U.S. taxpayer identification number and organizational identification number of each Loan Party as of the Restatement Effective Date. Except as set forth on Schedule 6.20(b), no Loan Party has during the five years preceding the Restatement Effective Date (a) changed its legal name, (b) changed its state of formation or (c) been party to a merger, consolidation or other change in structure. Set forth on Schedule 6.20(c) is a list of each deposit and investment account of each Loan Party as of the Restatement Effective Date.
6.21Labor Matters.
Except as could not reasonably be expected to have a Material Adverse Effect, (a) there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Subsidiary as of the Restatement Effective Date and (b) no Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty in the five years preceding the Restatement Effective Date.
6.22OFAC; Anti-Corruption.
(a)OFAC. No Loan Party, any Subsidiary, or, to the knowledge of the Loan Parties, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, His Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority with jurisdiction over the Loan Parties or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures reasonably designated to promote and achieve compliance with such Sanctions.
(b)Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

6.23Affected Financial Institution.
No Loan Party is an Affected Financial Institution.
6.24Covered Entities.
No Loan Party is a Covered Entity.
6.25Outbound Investment Regulations.
Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is defined in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article VII.

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank and Hedge Bank shall have been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit, the L/C Obligations for which have been Cash Collateralized) shall remain outstanding, the Borrower shall and shall cause each Loan Party and (except in the case of the covenants set forth in Sections 7.01, 7.02, 7.03 and 7.11) each other Subsidiary to:
7.01Financial Statements.
Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)as soon as available, but in any event within ninety days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than resulting from (x) the impending maturity of any Indebtedness and (y) any actual or prospective default under any financial covenant); and
(b)as soon as available, but in any event within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending June 30, 2025), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for such fiscal quarter and the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 7.02(c), the Borrower shall not be separately required to furnish such information under Section 7.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Section 7.01(a) or (b) above at the times specified therein.
7.02Certificates; Other Information.
Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower which shall include such supplements to Schedules 6.13, 6.17, 6.20(a), 6.20(b) and 6.20(c) and Schedule 1(a) to the Security Agreement, as are necessary such that, as supplemented, such Schedules would be accurate and complete in all material respects as of the date of such Compliance Certificate (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)not later than 75 days after the beginning of each fiscal year of the Borrower, commencing with the fiscal year beginning September 30, 2025, a budget of the Borrower and its Subsidiaries containing, among other things, financial statements for each quarter of such fiscal year;
(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of any Loan Party or any Subsidiary, and copies of all annual, regular, periodic and special reports and registration statements which a Loan Party or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;
(e)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary in excess of the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(f)promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of any written notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(g)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and
(h)promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; provided, that the Loan Parties and their Subsidiaries shall have no obligation to disclose any information (i) that is subject to attorney-client or similar privilege or constitutes attorney work product or (ii) in respect of which disclosure is prohibited by applicable law or any confidentiality agreement (so long as any such confidentiality agreement shall not have been entered into for the purpose of avoiding disclosure pursuant to this Section 7.02(h)).
Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02 or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that, (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that: (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the L/C Issuer and the

Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities Laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
7.03Notices.
(a)Promptly notify the Administrative Agent (who shall notify the Lenders) of the following:
(a)the occurrence of any Default;
(b)any matter known to a Loan Party that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)the occurrence of any ERISA Event, except for such ERISA Events that could not reasonably be expected to have a Material Adverse Effect; and
(d)any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary.
Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
7.04Payment of Taxes.
Pay and discharge, as the same shall become due and payable, all its tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except (a) those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary, or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.05Preservation of Existence, Etc.
(a)Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.
(b)Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)Preserve or renew all of its IP Rights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06Maintenance of Properties.
(a)Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.
(b)Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)Use the standard of care typical in the industry in the operation and maintenance of its facilities, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.07Maintenance of Insurance.
(a)Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiary operates.
(b)Cause each Loan Party to cause the Administrative Agent to be named as lender’s loss payee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will use commercially reasonable efforts to give the Administrative Agent thirty days prior written notice before any such policy or policies shall be altered or canceled.
7.08Compliance with Laws.
Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
7.09Books and Records.
(a)Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.
(b)Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.
7.10Inspection Rights.
Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided, that, the Borrower shall be entitled to attend such discussions), at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower, with the Borrower obligated to reimburse the Administrative Agent for the reasonable cost of such inspections; provided, that, (a) prior to an Event of Default, the Borrower will only be obligated to reimburse the Administrative Agent for one inspection per year and (b) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
7.11Use of Proceeds.
Use the proceeds of the Credit Extensions (a) to finance working capital, capital expenditures and other lawful corporate purposes, (b) to refinance existing Indebtedness (including Indebtedness under the Existing Credit Agreement) and (c) to pay fees and expenses incurred in connection with this Agreement; provided, that, in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.
7.12ERISA Compliance.
Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.
7.13Additional Subsidiaries; Guarantee of Second Lien Debt; Clover Permanent Financing Debt.
(a)(i)    Within forty-five days (or such longer period of time as is agreed by the Administrative Agent in its sole discretion) after the acquisition or formation of any Subsidiary (other than Clover Merger Sub), notify the Administrative Agent thereof in writing, together with the (A) jurisdiction of formation, (B) number of shares of each class of Equity Interests outstanding, (C) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary, (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto, and (E) an indication whether such Subsidiary will be a Guarantor, a Limited Guarantor, an Excluded Subsidiary, an Omitted Subsidiary and/or a Regulated Subsidiary; and (ii) within forty-five days (or such longer period of time as is agreed by the Administrative Agent in its sole discretion) after the acquisition or formation of any Subsidiary, unless such Subsidiary is an Excluded Subsidiary, cause such Person to (A)(1) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (2) become a party to each then-existing Intercreditor Agreement (to the extent required by the terms of each such Intercreditor Agreement) by executing and delivering to the Administrative Agent a Joinder Agreement to each such Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent, and (B) upon the request of the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b)Upon the guarantee by any Subsidiary of the Second Lien Notes or any Clover Permanent Financing of the Borrower in excess of the Threshold Amount, concurrently with the provision of such guarantee, to the extent such Subsidiary is not a Guarantor, cause such Subsidiary, to (i)(A) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (B) become a party to each then-existing Intercreditor Agreement (to the extent required by the terms of each such Intercreditor Agreement) by executing and delivering to the Administrative Agent a Joinder Agreement to each such Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent, and (ii) upon the request of the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.
7.14Pledged Assets.
(a)Equity Interests. Other than Excluded Property, cause 100% of the issued and outstanding Equity Interests of each Subsidiary directly owned by each Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.
(b)Other Property. (i) Cause all owned and leased personal property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent (to the extent that (A) such security interests and Liens can be perfected by such filings, deliveries, notations, and other actions contemplated by the Collateral Documents and (B) such actions are required to be taken with respect to such Collateral by the terms of the Collateral Documents) to secure the Obligations pursuant to the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection under the UCC of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 5.01(c) of the Existing Credit Agreement, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(c)    Foreign Law Governed Collateral Documents. For the avoidance of doubt, the Loan Parties shall not be required to delivery foreign law governed Collateral Documents.
7.15Anti-Corruption; Sanctions.
(a)Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.
(b)Conduct its business in compliance with all applicable Sanctions and maintain policies and procedures designed to promote and achieve compliance with all applicable Sanctions.
7.16Outbound Investment Rules.
The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article VIII.

NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit, the L/C Obligations for which have been Cash Collateralized) shall remain outstanding, the Borrower shall not, nor shall it permit any Loan Party or any other Subsidiary to, directly or indirectly:
8.01Liens.
Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the Restatement Effective Date (other than those in respect of the Second Lien Notes) and listed on Schedule 8.01 and any modifications, replacements, renewals or extensions thereof; provided, that, (i) the property covered thereby is not increased other than after acquired property that is affixed or incorporated into such property and proceeds and products of such property, (ii) the principal amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed and (iv) any modification, replacement, renewal or extension is permitted by Section 8.03(b);
(c)Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided, that, such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i)Liens securing Indebtedness permitted under Section 8.03(e); provided, that, (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (except for additions and accessions to such property) and (ii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;
(j)leases, licenses, subleases or sublicenses (in each case, excluding IP Rights) granted to others not interfering in any material respect with the business of any Loan Party or any Subsidiary;
(k)any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;
(l)Liens deemed to exist in connection with Investments in Permitted Repos;
(m)normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(n)Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;
(o)Liens incurred or assumed in the ordinary course on cash, marketable securities, commodities or other financial products to secure securities lending transactions at Regulated Subsidiaries and other stock lending transactions, repurchase agreements, and other collateralized financing transactions at Regulated Subsidiaries;
(p)pledges of securities or commodity positions and exchange memberships in the ordinary course of business;
(q)deposits or securities with commodity or securities exchanges or clearing organizations, or with other exchanges or markets, in each case in the ordinary course of business;
(r)Liens in favor of customers of Regulated Subsidiaries arising in the ordinary course of business and Liens securing indebtedness of Regulated Subsidiaries in respect of customer funds in the ordinary course of business;
(s)Liens incurred in the ordinary course of the business of the Loan Parties and their Subsidiaries, including its trading and market making businesses and other lines of business entered into in accordance with the terms of this Agreement;
(t)Liens securing Indebtedness of any Person that becomes a Subsidiary after the Restatement Effective Date as a result of a Permitted Acquisition or otherwise assumed in connection with a Permitted Acquisition; provided, that, such Indebtedness (and any Guarantees thereof) exists at the time of such Permitted Acquisition, and is not created in contemplation of or in connection with such Permitted Acquisition and refinancings in respect thereof;
(u)Liens in favor of the Borrower and the Guarantors;
(v)Liens securing Indebtedness permitted by Section 8.03(f); provided, that, such Liens do not at any time encumber any property other than the underlying trading assets (including assets ancillary to such trading assets and proceeds thereof) being purchased with the proceeds of such Indebtedness, except for (i) Liens securing Indebtedness under the StoneX Financial Inc. Margin Facility, which Liens may encumber all of the assets of StoneX Financial Inc., and (ii) Liens securing Indebtedness under the StoneX Commodity Facility, which Liens may encumber all of the StoneX Commodity Facility Collateral;

(w)Liens securing the Second Lien Notes and any Permitted Refinancings thereof permitted pursuant to Section 8.03(p), so long as such Liens are subject to the Existing Junior Lien Intercreditor Agreement;
(x)other Liens securing obligations the aggregate amount of which does not exceed the greater of (x) $125,000,000 and (y) 0.3197% of Consolidated Total Assets; provided, that, to the extent such Liens are on the Collateral, such Liens shall rank junior in priority to the Liens securing the Obligations and shall be subject to a Permitted Junior Lien Intercreditor Agreement;
(y)Liens on assets of a Subsidiary that is not a Loan Party in favor of a Subsidiary that is not a Loan Party securing Indebtedness permitted by Section 8.03(c);
(z)non-exclusive licenses and non-exclusive sublicenses of IP Rights granted to others not interfering in any material respect with the business of any Loan Party or any Subsidiary;
(aa)Liens arising under the StoneX Financial Pty Subordinated Loan Deed on payments to be made by or on behalf of StoneX Financial Pty to the Borrower on account of the StoneX Financial Pty Subordinated Loan Debt;
(ab)Liens (i) securing Indebtedness permitted by Section 8.03(s); provided, that, in the case of any such Liens securing the Clover Senior Secured Bridge Facility or any Clover Permanent Financing, such Liens shall rank junior in priority to the Liens securing the Obligations and be subject to a Clover Financing Intercreditor Agreement, and (ii)(x) on the proceeds of any Clover Permanent Financing issued in connection with the Clover Transactions pursuant to escrow arrangements, (y) on any deposit account or other account holding such proceeds and on other assets related to any such deposit account or other account that customarily secure escrow arrangements and (z) on other amounts deposited in any such deposit account to pay fees, expenses and interest in respect of any such Clover Permanent Financing;
(ac)Liens on the Collateral securing Indebtedness permitted by Section 8.03(v); provided, that such Liens shall either (i) rank equal in priority to the Liens on the Collateral securing the Obligations and be subject to a Permitted First Lien Intercreditor Agreement or (ii) rank junior in priority to the Liens on the Collateral securing the Obligations and be subject to a Permitted Junior Lien Intercreditor Agreement;
(ad)Liens on the Collateral securing Indebtedness so long as, after giving pro forma effect to such incurrence and the application of the proceeds therefrom, the Consolidated HoldCo Secured Leverage Ratio of the Borrower for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of incurrence is less than or equal to 2.25 to 1.00; provided, that (i) such Liens shall rank junior in priority to the Liens on the Collateral securing the Obligations and (ii) such Liens shall be subject to a Permitted Junior Lien Intercreditor Agreement; and
(ae)Liens on Securitization Assets and related assets arising in connection with a Qualified Securitization Transaction.
8.02Investments.
Make any Investments, except:
(a)Investments held in the form of cash, Cash Equivalents or other permitted investments under CFTC Rule 1.25;
(b)Investments existing as of the Restatement Effective Date and set forth in Schedule 8.02 and any modification, replacement, renewal or extension thereof; provided, that, the amount of the original Investment is not increased except as permitted by this Section 8.02 and the terms and conditions of such modified, replaced, renewed or extended Investment shall not be materially less favorable, taken as a whole, to the Loan Parties than the Investment being modified, replaced, renewed or extended;
(c)Investments in any Person that is a Loan Party prior to giving effect to such Investment;
(d)Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;
(e)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(f)Guarantees permitted by Section 8.03;
(g)(i) Investments in the form of Permitted Acquisitions; (ii) any Investment or any other Permitted Acquisition or similar permitted Investment in any Subsidiary that is not a Loan Party in an amount required to permit such Subsidiary to consummate the Clover Acquisition, which amount is actually applied by such Subsidiary, directly or indirectly through one or more other Subsidiaries, to consummate the Clover Acquisition; and (iii) Investments or any other Permitted Acquisition or similar permitted Investment of any Subsidiary, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Subsidiary, in each case as part of the Clover Acquisition to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation;
(h)Investments after the Restatement Effective Date by any Loan Party in any Subsidiary that is not a Loan Party (i) solely to the extent such Investment is (x) made in order to satisfy regulatory capital, liquidity or margin requirements and (y) done in the ordinary course of business and (ii) otherwise in an aggregate amount not to exceed (tested solely at the time of each such Investment) the greater of (x) $187,500,000, and (y) an amount equal to thirty percent (30%) of Consolidated Total Stockholders’ Equity (determined as of the end of the most recently ended fiscal year of the Borrower for which financial statements have been delivered pursuant to Section 7.01(a));
(i)any Permitted Repos;
(j)Investments in marketable securities, commodities, forwards, futures, derivatives and other assets in connection with trading, underwriting, selling to customers, acting as a broker or acting as a market intermediary, all in the ordinary course of business;
(k)promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 8.05;
(l)If to the extent constituting an Investment, Swap Contracts to the extent permitted by Section 8.03(d);
(m)Investments made with the Segregated Funds and other customer funds to the extent such Investments are made in accordance with the Borrower’s approved investment policies for Segregated Funds and such customer funds;
(n)other Investments in an aggregate amount at any time outstanding not to exceed the greater of (x) $140,625,000 and (y) 0.3597% of Consolidated Total Assets;

(o)Investments in the form of subordinated loans made by the Borrower to StoneX Financial Pty that constitute StoneX Financial Pty Subordinated Loan Debt;
(p)one or more Investments in Permitted Joint Ventures in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (p), does not exceed the greater of (x) $18,750,000 and (y) 0.0480% of Consolidated Total Assets as of the date any such Investment is made;
(q)(i) loans and advances to directors, officers and employees of the Borrower or its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses), (ii) in connection with such Person’s purchase of Equity Interests of the Borrower and (iii) other loans and advances to employees of the Borrower or its Subsidiaries in an aggregate amount for the Borrower and its Subsidiaries not to exceed the greater of (x) $9,375,000 and (y) 0.0240% of Consolidated Total Assets at any one time outstanding (determined without regard to any write-downs or write-offs of such loans); provided, that, no loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002, as amended, shall be permitted hereunder;
(r)Investments in market structure companies, including securities exchanges, venues and clearing firms, that are Permitted Businesses in an aggregate amount at any one time outstanding under this clause (r) not to exceed the greater of (x) $18,750,000 and (y) 0.0480% of Consolidated Total Assets;
(s)Permitted Bond Hedge Transactions; and
(t)Investments (i) in connection with a Qualified Securitization Transaction and (ii) purchases of Securitization Assets in connection with a Qualified Securitization Transaction.
8.03Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under the Loan Documents;
(b)Indebtedness existing as of the Restatement Effective Date (other than the Second Lien Notes) and set forth in Schedule 8.03 and any Permitted Refinancings of such Indebtedness;
(c)intercompany Indebtedness permitted under Section 8.02;
(d)obligations (contingent or otherwise) existing or arising under any Swap Contract; provided, that, such obligations are (or were) entered into by such Person in the ordinary course of business and not for purposes of speculation or taking a “market view”;
(e)purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) incurred to finance the purchase, construction or improvement of fixed assets, and renewals, refinancings and extensions thereof; provided, that, (i) the aggregate outstanding principal amount of all such Indebtedness shall not exceed the greater of (x) $70,310,000 and (y) 0.1799% of Consolidated Total Assets at any one time outstanding; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and Permitted Refinancings of such Indebtedness;
(f)Permitted Facilities, including any amendments to such Permitted Facilities to increase the amount of such facilities; provided, that, at the time of entering into any Permitted Facility or any amendment that increases the amount of such facilities (i) no Default has occurred and is continuing and (ii) after giving effect to such Permitted Facility on a Pro Forma Basis (assuming full utilization of such Permitted Facility), the Borrower would be in compliance with the Financial Covenant set forth in Section 8.11(b); and Permitted Refinancings of such Indebtedness;
(g)Indebtedness of any Person that becomes a Subsidiary after the Restatement Effective Date as a result of a Permitted Acquisition, or otherwise assumed in connection with a Permitted Acquisition; provided, that, such Indebtedness (and any Guarantees thereof) exists at the time of such Permitted Acquisition and is not created in contemplation of or in connection with such Permitted Acquisition and Permitted Refinancings of such Indebtedness;
(h)other Indebtedness in an aggregate principal amount not to exceed the greater of (x) $125,000,000 and (y) 0.3197% of Consolidated Total Assets at any one time outstanding; provided, that to the extent that any such Indebtedness incurred pursuant to this clause (h) is secured by a Lien on the Collateral, such Lien shall rank junior in priority to the Liens on the Collateral securing the Obligations and shall be subject to a Permitted Junior Lien Intercreditor Agreement;
(i)Guarantees with respect to Indebtedness permitted under this Section 8.03 and Guarantees provided by the Borrower or any of its Subsidiaries of obligations incurred by any Subsidiary of the Borrower to counterparties in the ordinary course of its trading and market making business;
(j)Indebtedness arising from agreements for indemnification, purchase price adjustment obligations and earn-outs or other similar obligations, in each case incurred in connection with any Permitted Acquisition;
(k)[reserved];
(l)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that, such Indebtedness is extinguished within five (5) Business Days of receiving notice thereof;
(m)obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Subsidiaries, or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business and consistent with past practice;
(n)short-term commodities financings of StoneX Financial Inc. in an aggregate amount not to exceed $187,500,000 at any time outstanding;
(o)intraday financings of StoneX Financial Inc. with respect to Permitted Repos in an aggregate amount not to exceed $31,250,000;
(p)Indebtedness constituting the Second Lien Notes and Permitted Refinancings in respect thereof;
(q)[reserved];
(r)StoneX Financial Pty Subordinated Loan Debt; and
(s)(i) Indebtedness in the form of any Clover Permanent Financing and any Permitted Refinancings of such Indebtedness and (ii) from and after the consummation of the Clover Acquisition, other Indebtedness incurred and/or assumed in connection with the Clover Transactions, including Indebtedness in the form of (a) the Clover Senior Secured Bridge Facility and any Permitted Refinancings of such Indebtedness, (b) letters of credit of the Borrower, Clover and their respective subsidiaries and any cash collateralization arrangements relating thereto, and

(c) any Clover Subordinated Debt and any Permitted Refinancings of such Indebtedness (without giving effect to clause (d) of the definition of “Permitted Refinancing” for purposes of this clause (c)); provided, that, the aggregate outstanding amount of all such Indebtedness in the form of any Clover Permanent Financing and the Clover Senior Secured Bridge Facility permitted by this clause (s) shall not collectively at any time exceed $625,000,000;
(t)additional Indebtedness secured by Liens on the Collateral that rank junior in priority to the Liens on the Collateral securing the Obligations so long as, after giving pro forma effect to such incurrence and the application of the proceeds therefrom, the Consolidated HoldCo Secured Leverage Ratio of the Borrower for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of incurrence is less than or equal to 2.25 to 1:00; provided, that (i) no such Indebtedness shall have a maturity date earlier than the date that is 91 days later than then-Latest Maturity Date or a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any then-outstanding Incremental Term Facility (in each case of this clause (i), except with respect to Customary Bridge Loans and any 364-day bridge facility of the Borrower that is secured by the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations), (ii) such Indebtedness shall not be secured by any assets other than Collateral and to the extent such Indebtedness is incurred by a Loan Party, such Indebtedness shall not be Guaranteed at any time by a Person that is not a Guarantor, and (iii) such Indebtedness shall be subject to a Permitted Junior Lien Intercreditor Agreement;
(u)additional Indebtedness that is either unsecured or secured solely by assets that do not constitute Collateral so long as, after giving pro forma effect to such incurrence and the application of the proceeds therefrom, either (i) the Consolidated Fixed Charge Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of incurrence is at least 2.00 to 1.00 or (ii) the Consolidated HoldCo Leverage Ratio of the Borrower for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of incurrence is less than or equal to  3.50 to 1.00; provided, that (A) no such Indebtedness shall have a maturity date earlier than the date that is 91 days later than the then-Latest Maturity Date or a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any then-outstanding Incremental Term Facility (in each case, except with respect to Customary Bridge Loans and any 364-day bridge facility of the Borrower that is unsecured) and (B) to the extent such Indebtedness is incurred by a Loan Party, such Indebtedness shall not be Guaranteed at any time by a Person that is not a Guarantor;
(v)Incremental Equivalent Debt and Permitted Refinancings in respect thereof;
(w)Trading Debt;
(x)the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this Section 8.03(x) not to exceed the greater of (x) $125,000,000 and (y) 0.3197% of Consolidated Total Assets (in each case, or the equivalent thereof, measured at the time of each incurrence, in the applicable foreign currency); and Permitted Refinancings of such Indebtedness; and
(y)Non-Recourse Debt with respect to any Qualified Securitization Transaction and Guarantees constituting Standard Securitization Undertakings in respect of Qualified Securitization Transactions.
8.04Fundamental Changes.
Merge, dissolve, liquidate or consolidate with or into another Person, except that so long as no Default exists or would result therefrom: (a) the Borrower may merge or consolidate with any of its Subsidiaries; provided, that, the Borrower is the continuing or surviving Person; (b) any Subsidiary may merge or consolidate with any other Subsidiary; provided, that, if a Loan Party is a party to such transaction, the continuing or surviving Person is a Loan Party; (c) the Borrower or any Subsidiary may merge with any other Person in connection with a Permitted Acquisition; provided, that, (i) if the Borrower is a party to such transaction, the Borrower is the continuing or surviving Person and (ii) if a Loan Party is a party to such transaction, such Loan Party is the surviving Person; (d) notwithstanding anything to the contrary herein, Clover Merger Sub may merge with and into Clover with Clover as the surviving entity as described in the Clover Purchase Agreement; and (e) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.
8.05Dispositions.
Make any Disposition except:
(a)Permitted Transfers;
(b)other Dispositions by the Borrower and its Subsidiaries of property: provided, that, (A) the Borrower (or one or more of its Subsidiaries, as the case may be) receives consideration at the time of the Disposition at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and (B) except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Disposition by the Borrower or such Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (b), each of the following will be deemed to be cash:
(i)any liabilities, as shown on the Borrower’s or such Subsidiary’s, as the case may be, most recent consolidated balance sheet or the accompanying notes thereto or as would be reflected on a balance sheet of the Borrower or such Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Obligations or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Subsidiary from further liability or are otherwise discharged or retired in connection with such Disposition;
(ii)any securities, notes or other obligations received by the Borrower or such Subsidiary from such transferee that are converted within 180 days after such Disposition by the Borrower or such Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in such conversion;
(iii)(x) assets or any Capital Stock of another Permitted Business if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Subsidiary of the Borrower; provided that, to the extent applicable, the assets acquired (including Equity Interests) with the Net Cash Proceeds of a Disposition of Collateral are pledged as Collateral under the Collateral Documents and in accordance with this Agreement substantially simultaneously with such acquisition (or within the timeframe so required thereunder) and (y) assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;
(iv)any Designated Non-Cash Consideration received by the Borrower or such Subsidiary in such Disposition; provided that, at the time of receipt of such Designated Non-Cash Consideration, the aggregate Fair Market Value of all Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), less the amount of net proceeds previously realized in cash or Cash Equivalents from the sale of previously received Designated Non-Cash Consideration is less than the greater of (x) $37,500,000 and (y) 0.0959% of Consolidated Total Assets (with the Fair Market Value of each item of Designated Non-

Cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and
(c)Dispositions of Securitization Assets (including the Disposition of disputed or written down receivables in a manner determined to be prudent by the Borrower), or participations therein, in connection with any Qualified Securitization Transaction.
8.06Restricted Payments.
Declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)each Subsidiary may make Restricted Payments to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)each Loan Party and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;
(c)so long as no Default exists or would result therefrom, the Borrower may make other Restricted Payments in an aggregate amount not to exceed during any fiscal year of the Borrower, the greater of (i) $125,000,000 and (ii) an amount equal to fifty percent (50%) of Consolidated Net Income (determined as of the end of the most recently ended fiscal year of the Borrower for which financial statements have been delivered pursuant to Section 7.01(a) and commencing with the fiscal year commencing October 1, 2024); provided, that, after giving effect to any such Restricted Payment on a Pro Forma Basis, the Borrower would be in compliance with the Financial Covenants;
(d)the Borrower may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
(e)repurchases of Equity Interests in the Borrower or any Subsidiary deemed to occur upon exercise of stock options, warrants or other convertible securities, to the extent that such Equity Interests represent a portion of the exercise price of or tax withholding in respect of such options, warrants or other convertible securities;
(f)the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any Subsidiary; provided, that, any such cash payment shall not be for the purpose of evading the limitations of this Agreement;
(g)the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower shall be permitted; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the greater of (x) $18,750,000 and (y) 0.0480% of Consolidated Total Assets in any fiscal year of the Borrower, with unused amounts in such fiscal year permitted to be carried over to the succeeding fiscal year;
(h)the Borrower may make any Restricted Payments and/or payments or deliveries in shares of common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) (and cash in lieu of fractional shares) and/or cash pursuant to the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase or redemption thereof and/or making payments and deliveries due upon conversion thereof);

(i)the Borrower may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction;
(j)the Borrower may make any Restricted Payments and/or payments or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof); and
(k)distributions or payments of fees and discounts and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Transaction.
8.07Change in Nature of Business.
Engage in any material line of business (i) substantially different from those lines of business conducted by the Loan Parties and their Subsidiaries on the Restatement Effective Date or any business reasonably related, similar, complementary, ancillary, corollary or incidental thereto and/or a reasonable extension, development or expansion of any such business or (ii) any such other lines of business unless otherwise expressly agreed by the Administrative Agent.
8.08Transactions with Affiliates and Insiders.
(a)Enter into any transactions, including selling, leasing, transferring or otherwise disposing of any of its properties or assets to, or purchasing any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $12,500,000, unless:
(i)the Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Borrower or the relevant Subsidiary than those that could be obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person; and
(ii)the Borrower delivers to the Administrative Agent:
(A)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $37,500,000, an officer’s certificate of a Responsible Officer of the Borrower certifying that such Affiliate Transaction complies with this Section 8.08; and
(B)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $93,750,000, a resolution of the Board of Directors of the Borrower set forth in an officer’s certificate of a Responsible Officer of the Borrower certifying that such Affiliate Transaction complies with this Section 8.08 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Borrower; provided that, in the event there are no disinterested members of the Board of Directors of the Borrower, the Board of Directors of the Borrower shall also have received a written opinion from an accounting, appraisal or investment banking firm of national standing to the effect that such Affiliate Transaction or series of related Affiliate Transactions is fair, from a financial standpoint, to the Borrower and its Subsidiaries or is not materially less favorable to the Borrower and its Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a non-Affiliate.

(b)The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 8.08(a):
(i)Restricted Payments that do not violate the provisions of Section 8.06;
(ii)Investments that do not violate the provisions of Section 8.02;
(iii)customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, reimbursements, severance arrangements, health, stock option and other benefit plans) and indemnification arrangements with respect to directors, officers and employees of the Borrower or any of its Subsidiaries;
(iv)ordinary course non-exclusive license agreements relating to intellectual property not interfering in any material respect with the ordinary conduct of business or the value of such intellectual property to the Borrower or any of its Subsidiaries, subject to the Liens created in favor of the secured parties under the Collateral Documents and other Permitted Liens;
(v)transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case, subject to commercially reasonable terms and in the ordinary course of business of the Borrower and its Subsidiaries and not otherwise prohibited by the terms of this Agreement;
(vi)any issuance of Equity Interests (other than Disqualified Stock) of the Borrower to Affiliates not otherwise prohibited by this Agreement and the granting of registration and other rights in connection therewith;
(vii)any transaction with an Affiliate where the only consideration paid by the Borrower or any Subsidiary is Equity Interests (other than Disqualified Stock) of the Borrower;
(viii)transactions with a Person that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;
(ix)transactions pursuant to agreements or arrangements as in effect on the Restatement Effective Date and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially less favorable to the Borrower and its Subsidiaries, taken as a whole, than the original agreement as in effect on the Restatement Effective Date as determined in good faith by a majority of the disinterested members of the Board of Directors of the Borrower);
(x)transactions between or among the Borrower and/or its Subsidiaries (including intercompany transactions in connection with, and immediately after giving effect to, the Clover Acquisition);
(xi)transactions between the Borrower or any of its Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Borrower, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Borrower or any of its Subsidiaries; provided that such director abstains from voting as a member of the Board of Directors of the Borrower on any transaction with such other Person;

(xii)any transaction in which the Borrower or any of its Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or that such transaction meets the requirements of Section 8.08(a)(1);
(xiii)transactions with an Affiliate in its capacity as a purchaser or holder of Indebtedness or other securities of the Borrower or any Subsidiary of the Borrower in which such Affiliate is treated no more favorably than the other purchasers or holders of Indebtedness or other securities of the Borrower or such Subsidiary (except as otherwise permitted under this Section 8.08);
(xiv)the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Borrower or any Subsidiary of the Borrower and not for the purpose of circumventing any provision of this Agreement;
(xv)any merger, consolidation or reorganization of the Borrower with an Affiliate solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincorporating the Borrower in a new jurisdiction, in each case, pursuant to a transaction permitted under this Agreement;
(xvi)transactions with a Person that is not an Affiliate immediately before the consummation of any such transaction, as a result of which such Person becomes an Affiliate;
(xvii)the provision of services in the ordinary course of business on terms comparable to those offered to third party customers to an Affiliate which would constitute an Affiliate Transaction solely as a result of the Borrower of any of its Subsidiaries being in or under common Control with such Affiliate; and
(xviii)(i) any transaction with a Special Purpose Subsidiary effected as part of a Qualified Securitization Transaction, any disposition or repurchase of Securitization Assets or related assets in connection with any Qualified Securitization Transaction and (ii) any sale or other transfer of receivables and other related assets or other transactions customarily effected as part of a Qualified Securitization Transaction (including servicing agreements and other similar arrangements customary in Qualified Securitization Transactions).
8.09Burdensome Agreements.
Other than those in existence as of the Restatement Effective Date enter into, or permit to exist, any Contractual Obligation that: (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (A) this Agreement and the other Loan Documents, (B) any document or instrument governing Indebtedness incurred pursuant to Section 8.03 (provided, that, any such restriction contained therein will not materially affect the Borrower’s ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower in good faith)), (C) any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (D) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (E) restrictions related to Indebtedness of any Person that becomes a Subsidiary after the Restatement Effective Date as a result of a Permitted Acquisition, or otherwise assumed in connection with a Permitted Acquisition (provided, that, such Indebtedness (and any Guarantees thereof) exists at the time of such Permitted Acquisition is not created in contemplation of or in connection with such Permitted Acquisition and applies only to the property acquired in such Permitted Acquisition and refinancings in respect thereof), (F) the StoneX Commodity Facility, (G) the Second Lien Debt Documents; (H) the StoneX Financial Pty Subordinated Loan Deed or Indebtedness permitted by Section 8.03(r) or (b) requires the grant of any security (other than Permitted Liens) for any obligation if such property is given as security for the Obligations; or (I) the Clover Permanent Financing, the Clover Senior Secured Bridge Facility, the Clover Subordinated Debt or Indebtedness permitted by Section 8.03(s).
8.10Use of Proceeds.
Use the proceeds of any Credit Extension, whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, except, in the case of any Subsidiary, in compliance with Regulation T, U and X of the FRB.
8.11Financial Covenants.
(a)Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the end of any fiscal quarter of the Borrower to be less than the sum of $1,000,000,000, increased on a cumulative basis as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2025, by an amount equal to 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended plus 50% of amount of all Net Cash Proceeds from any Equity Issuances after the Restatement Effective Date.
(b)Consolidated Funded Debt to Net Worth Ratio. Permit the Consolidated Funded Debt to Net Worth Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.50 to 1.00.
(c)Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.00 to 1.00.
(d)Consolidated Net Unencumbered Liquid Assets. Permit the Consolidated Net Unencumbered Liquid Assets at any time to be less than $1,050,000,000.
8.12Prepayment of Other Indebtedness, Etc.
(a)Amend or modify any of the terms of any Indebtedness for borrowed money in excess of the Threshold Amount of any Loan Party or any Subsidiary that is expressly subordinated in right of payment of the Obligations (such Indebtedness, “Junior Indebtedness”) (other than Indebtedness permitted by Sections 8.03(c), (f) or (h)) if such amendment or modification would shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled, except for Permitted Refinancings.

(b)Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or optional redemption or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Junior Indebtedness of any Loan Party or any Subsidiary (any such payment, prepayment, redemption, acquisition for value of, refund, refinance or exchange being referred to herein as a “Voluntary Prepayment”); provided, that: (i) the Borrower or any Subsidiary may make Voluntary Prepayments with respect to Junior Indebtedness arising under the StoneX Financial Inc. Margin Facility and the StoneX Commodity Facility; (ii) the Borrower or any Subsidiary may make Voluntary Prepayments to the extent made solely with the proceeds of an issuance of common Equity Interests of such Person or the proceeds of any regulatory capital that is released; (iii) for the avoidance of doubt, the Borrower may any payment of interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder and any payment of principal on the scheduled maturity date of any Junior Indebtedness, (iv) from and after the consummation of the Clover Acquisition, the Borrower or any Subsidiary may make Voluntary Prepayments with respect to any Clover Subordinated Debt; and (v) the Borrower or any Subsidiary may make any other Voluntary Prepayments so long as no Event of Default shall have occurred and be continuing at the time of such Voluntary Prepayment or would result therefrom.
(c)Amend or modify any of the terms of the Second Lien Debt Documents in a manner that is not permitted by the Existing Junior Lien Intercreditor Agreement.
(d)Amend or modify any of the terms of any Junior Indebtedness incurred pursuant to Section 8.03(s) in a manner that is not permitted by any applicable Intercreditor Agreement.
8.13Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.
(a)Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.
(b)Change its fiscal year.
(c)Without providing ten days prior written notice to the Administrative Agent (or such shorter period of time as may be agreed by the Administrative Agent in its sole discretion), change its name, state of formation or form of organization; provided, that, prior notice shall not be required for any such changes involving Subsidiaries involved with or acquired in the Clover Acquisition made during the thirty day period following the Clover Acquisition Closing Date (or such longer period as may be agreed by the Administrative Agent in its sole discretion).
8.14Sale Leasebacks.
Enter into any Sale and Leaseback Transaction.
8.15Capital Expenditures.
Permit Consolidated Capital Expenditures for any fiscal year to exceed $125,000,000.
8.16Sanctions.
Use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Lead Arranger, Administrative Agent, L/C Issuer, Swing Line Lender or otherwise) of applicable Sanctions.

8.17Anti-Corruption.
Use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.
Article IX.

EVENTS OF DEFAULT AND REMEDIES
9.01Events of Default.
Any of the following shall constitute an “Event of Default”:
(a)Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of (i) Section 7.03(a); provided that subsequent delivery of a notice of Default shall cure such Event of Default for failure to provide notice, unless a Responsible Officer of the Borrower had actual knowledge that such Default had occurred and was continuing and failed to promptly provide notice thereof to the Administrative Agent in accordance with Section 7.03(a), (ii) Section 7.05(a) (with respect to the Borrower), Section 7.11 or Article VIII (other than Section 8.11), or (iii) Section 8.11; provided that (A) no Default or Event of Default under Section 8.11 shall be deemed to have occurred until the date that is ten (10) Business Days after the date the financials for the relevant fiscal quarter are required to be delivered hereunder (provided that during the period commencing on the date such financials are required to be delivered until the expiration of the relevant cure period, (x) the Lenders shall not be required to make any Credit Extensions, (y) the L/C Issuers shall not be required to make any L/C Credit Extension and (z) no action hereunder, the taking of which is subject to no Default or Event of Default having occurred or be continuing shall be permitted) and (B) no Default or Event of Default under Section 8.11 shall constitute a Default or an Event of Default with respect to any Loans or Commitments hereunder, other than the Revolving Loans and the Revolving Commitments, until the date on which all Loans under each Revolving Facility have been accelerated and all Revolving Commitments have been terminated as a result of such breach, in each case, by the Required Revolving Lenders, and the Required Revolving Lenders have not rescinded such acceleration;
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 9.01(a) or Section 9.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) the date on which such failure shall first become known to a Responsible Officer of the Borrower, or (ii) the date on which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after the earlier of (i) the date on which such Default first became known to a Responsible Officer of the Borrower and (ii) receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(e)Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but, in each case, after any applicable grace, cure or notice period) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case, after any applicable grace, cure or notice period, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (provided that this clause (B) shall not apply to any Permitted Convertible Indebtedness to the extent such event occurs as a result of (x) the satisfaction of a conversion contingency, (y) the exercise by a holder of Permitted Convertible Indebtedness of a conversion right resulting from the satisfaction of a conversion contingency or (z) a required repurchase under such Permitted Convertible Indebtedness) or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount, unless satisfied in full within thirty days; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage), and the same shall remain unpaid or undischarged, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents and Liens. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any Lien created by a Collateral Document shall cease to be a valid and perfected Lien for any reason other than as expressly permitted hereunder or under the Collateral Documents or any Loan Party or any other Person contests in any manner the validity or perfection of any such lien, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the applicable Collateral Document or to file Uniform Commercial Code continuation statements; or
(k)Change of Control. There occurs any Change of Control; or
(l)Second Lien Debt Documents. There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the Second Lien Debt Documents.
9.02Remedies Upon Event of Default.
If any Event of Default occurs and is continuing (subject, in the case of an Event of Default under Section 9.01(b)(iii), to the proviso thereto), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or at equity;
provided, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States (or other applicable Debtor Relief Law), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03Application of Funds.
After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.14 and 2.15, be applied by the Administrative Agent in the following order:
1,to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
2,to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer pursuant to the Loan Documents (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
3,to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;
4,to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of Obligations then owing under any Secured Hedge Agreements, (c) payments of Obligations then owing under any Secured Cash Management Agreements and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable Loan Party or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be (unless such Cash Management Bank or Hedge Bank is the Administrative Agent or an Affiliate thereof). Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to, and be bound by, the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.
Article X.

ADMINISTRATIVE AGENT
10.01Appointment and Authority.
Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Banks and potential Cash Management Banks) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Each of the Lenders hereby (a) agrees to be bound by the terms of each Intercreditor Agreement entered into in connection with this Agreement, and (b) authorizes and directs the Administrative Agent to enter into any Intercreditor Agreement when expressly contemplated hereunder on behalf of all the Lenders, to perform its obligations thereunder and to deliver and accept notices thereunder on behalf of the Lenders.
10.02Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any

Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice or consent to the Lenders with respect thereto.
10.03Exculpatory Provisions.
Neither the Administrative Agent nor any Lead Arranger shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, none of the Administrative Agent, any Lead Arranger, or any of their respective Related Parties:
(a)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; or
(c)shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, obtained or in the possession of, the Administrative Agent, any Lead Arranger or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution, or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
10.04Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.05Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
10.06Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with (and, so long as there is no continuing Event of Default, the consent of (such consent not to be unreasonably withheld or delayed)) the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an

Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (x) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (y) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)    Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
10.07Non-Reliance on Administrative Agent, Lead Arrangers and Other Lenders.
Each Lender and the L/C Issuer acknowledges that neither of the Administrative Agent nor any Lead Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Lead Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or any Lead Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and each Lead Arranger that it has, independently and without reliance upon the Administrative Agent, such Lead Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
10.08No Other Duties; Etc.
Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
10.09Administrative Agent May File Proofs of Claim; Credit Bidding.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized (A) to form one or more acquisition vehicles to make a bid, and (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01(a)), and (ii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action.
10.10Collateral and Guaranty Matters.
(a)Without limiting the provisions of Section 10.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document or any Involuntary Disposition, in each case other than to a Loan Party, or (iii) as approved in accordance with Section 11.01;
(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i);
(c)to release any Guarantor from its obligations under the Guaranty if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) becomes subject to regulation by a Governmental Authority which prohibits such Person from being a Guarantor or which imposes a minimum net capital requirement on such Person that would be materially and adversely affected by continuation of such Guaranty; and

(d)to (i) release any Lien on any property of a Loan Party granted to or held by the Administrative Agent under any Loan Document, to the extent the Borrower notifies the Administrative Agent that any such Loan Party is a Limited Guarantor (other than the Equity Interests of any direct Subsidiary of such Limited Guarantor to the extent such Equity Interests are required to be pledged pursuant to Section 7.14(a) or an Excluded Subsidiary (or release a Lien on the Equity Interests issued by any direct Subsidiary of any Loan Party to the extent the Borrower notifies the Administrative Agent that such direct Subsidiary is an Omitted Subsidiary), and/or (ii) release a Guarantor from its obligations under the Guaranty, to the extent the Borrower notifies the Administrative Agent that such Guarantor is an Excluded Subsidiary.
(e)Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.
(f)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
10.11Secured Cash Management Agreements and Secured Hedge Agreements.
No Cash Management Bank or Hedge Bank that obtains the benefit of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements.
10.12ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(a)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
10.13Recovery of Erroneous Payments.
Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

Article XI.

MISCELLANEOUS
11.01Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that:
(a)no such amendment, waiver or consent shall:
(i)extend or increase any Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);
(ii)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;
(iii)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, that, only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) amend any Financial Covenant (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(iv)(A) change Section 2.06, Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of commitment reductions or payments required thereby without the written consent of each Lender directly affected thereby, (B) subordinate the Obligations hereunder to any other Indebtedness or other obligation, without the written consent of each Lender or (C) except as permitted pursuant to Section 10.10(b) and Section 11.19(b), subordinate the Liens securing the Obligations to Liens securing any other Indebtedness or other obligations, without the written consent of each Lender;

(v)(A) change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby, or (B) change this Section 11.01(a)(v)(B) or the definition of “Required Revolving Lenders” without the written consent of each Revolving Lender directly affected thereby;
(vi)release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone);
(vii)release the Borrower without the consent of each Lender, or, except in connection with a transaction permitted under Section 8.04 or Section 8.05, all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guaranteed thereby, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or
(viii)prior to the termination of the Aggregate Revolving Commitments, unless also signed by the Required Revolving Lenders, (i) waive any Default or Event of Default for purposes of Section 5.02(b), (ii) amend, change, waive, discharge or terminate Section 5.02 or Section 9.01 in a manner adverse to the Revolving Lenders or (iii) amend, change, waive, discharge or terminate this Section 11.01(a)(viii) or Section 8.11 (or any defined term used therein);
(b)unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;
(c)unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and
(d)unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;
provided, further, that, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, (iv) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely than other affected Lenders shall require the consent of such Defaulting Lender, (v) this Agreement or any other Loan Document may be amended, modified or supplemented as permitted pursuant to Section 2.02(g) and Section 3.03(b), (vi) the Administrative Agent and the Borrower may amend, modify or supplement this Agreement or any other Loan Document (A) in order to implement any Incremental Facility in accordance with Section 2.01(b), solely to the extent necessary to implement such Incremental Facility in accordance with Section 2.01(b), including amendments to this Section 11.01 as may be necessary to include the Lenders providing such Incremental Facility or implement such Incremental Facility by the Borrower, the other Loan Parties, the Administrative Agent and the relevant Lenders providing such Incremental Facility, and (B) to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (1) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (2) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, and (vii) as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.
11.02Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b), shall be effective as provided in Section 11.02(b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpmL messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04Expenses; Indemnity; and Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent, one firm of special and/or regulatory counsel retained by the Administrative Agent in each applicable specialty or regulatory area and one firm of local counsel retained by the Administrative Agent in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any

Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Person (including any Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including any Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.04(a) or Section 11.04(b) to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that, nothing contained in this clause (d) shall relieve the Borrower of any obligation to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party claim. No Indemnitee referred to Section 11.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05Payments Set Aside.
To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and, subject to Section 11.06(g), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. For the avoidance of doubt, it is hereby understood and agreed by all parties to this Agreement that the assignment provisions of Section 11.06 shall not apply to any Person in its capacity as a Hedge Bank or affect its status or rights as a secured party in respect of any Secured Hedge Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the related Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.06(b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.
(B)In any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of a Revolving Commitment (and the related Revolving Loans thereunder), or $1,000,000, in the case of any assignment in respect of any Incremental Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Incremental Term Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of the L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, any Approved Fund managed by a Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its relevant Applicable Percentages. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
(e)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b) and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 11.06(b), Bank of America may, (i) upon thirty days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, that, no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
(h)Disqualified Institutions.
(i)No assignment or, to the extent the Schedule 1.01(b) (as updated from time to time) has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless (x) in the case of an assignment, the Borrower has consented to such assignment as otherwise contemplated by this Section 11.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment, or (y) in the case of a participation, the Borrower has agreed to permit the sale of a participation to a Disqualified Institution, in which case such Person will not be considered a Disqualified Institution for the purpose of such participation (it being understood and agreed that each participation shall be consummated in compliance with Section 11.06(d), and nothing in this clause (y) shall be deemed to require a Lender to obtain the consent of, or provide notice to, the Borrower or the Administrative Agent in connection with any participation)). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), such assignee shall not retroactively be considered a Disqualified Institution. Any assignment in violation of this Section 11.06(g)(i) shall not be void, but the other provisions of this Section 11.06(g) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior consent in violation of Section 11.06(g)(i), the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Incremental Term Loans held by Disqualified Institutions, prepay such Incremental Term Loans by paying the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such Incremental Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents, and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (1) the principal amount thereof, and (2) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided, that, (x) such assignment does not conflict with applicable laws, and (y) in the case of clause (B) above, the Borrower shall not use the proceeds from any Loans to prepay Incremental Term Loans held by Disqualified Institutions.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not

Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post Schedule 1.01(b) and any updates thereto from time to time on the Platform, including that portion of the Platform that is designated for “public side” Lenders, or (B) provide Schedule 1.01(b) and any updates thereto from time to time to each Lender requesting the same.
11.07Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that, the Administrative Agent, the Lenders and the L/C Issuer will, to the extent permitted by law, rule or regulation and reasonably practicable, promptly inform the Borrower), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(b) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (it being understood that Schedule 1.01(b) (as updated from time to time) may be disclosed to any assignee or Participant or prospective assignee or Participant in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its Obligations or to any credit insurance provider relating to the Borrower and its Obligations, (i) with the consent of the Borrower or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower other than as a result of a breach of a confidentiality obligation of which the Administrative Agent or the applicable Lender or the L/C Issuer has actual knowledge or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary; provided, that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.
11.08Set-off.
If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such

Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.
11.09Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10Integration; Effectiveness.
(a)This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
11.11Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13Replacement of Lenders.
If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent;
provided, further, that, the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Notwithstanding anything in this Section 11.13 to the contrary, (i) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of

Credit, and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.06.
11.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15Waiver of Right to Trial by Jury.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers and the Lenders, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) none of the Administrative Agent, any Lead Arranger or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower and its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17Electronic Execution; Electronic Records; Counterparts.
This Agreement, any other Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower and each of the Administrative Agent, the L/C Issuer, the Swing Line Lender, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such

Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of the Administrative Agent, the L/C Issuer or the Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent, the L/C Issuer and/or the Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.
None of the Administrative Agent, the L/C Issuer or the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the L/C Issuer’s or the Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
The Borrower and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
11.18USA PATRIOT Act Notice.
Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Loan

Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
11.19Release.
The Administrative Agent agrees:
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document or any Involuntary Disposition, in each case other than to a Loan Party, or (iii) as approved in accordance with Section 11.01;
(b)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and
(c)    to release any Guarantor from its obligations under the Guaranty if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) becomes subject to regulation by a Governmental Authority which prohibits such Person from being a Guarantor or which imposes a minimum net capital requirement on such Person that would be materially and adversely affected by continuation of such Guaranty.
If a Guarantor is released pursuant to Section 11.19(c)(ii), such Person shall thereafter become an Excluded Subsidiary.
11.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.21Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
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